As Filed with the Securities and Exchange Commission on ___________________
                                                          Registration No.______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                        PRE-EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM SB-2
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                    WORLD WIDE WIRELESS COMMUNICATIONS, INC.
                 (Name of small business issuer in its charter)

                                -----------------

            Nevada                                                       860887822
  (State or jurisdiction of      (Primary Standard Industrial          (IRS Employer
incorporation or organization)       Identification No.)         Classification Code No.)

                                DOUGLAS P. HAFFER
                           520 Third Street, Suite 101
                                Oakland, CA 94607
                                 (510) 839-6100
            (Name, Address and Telephone Number of Agent for Service)

                             -----------------------

                                   Copies to:
                             WILLIAM D. EVERS, ESQ.
                            Evers & Hendrickson, LLP
                           155 Montgomery, 12th Floor
                             San Francisco, CA 94104
                Phone No.: (415) 772-8129 Fax No.: (415) 772-8101

                               -------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434 check the following box. / /

                                           CALCULATION OF REGISTRATION FEE
---------------------------- ------------------- --------------------------- ---------------------- ----------------
  Title of each class of        Amount to be     Proposed maximum offering     Proposed maximum        Amount of
securities to be registered    registered(1)           price per unit         aggregate offering     registration
                                                                                   price(2)               fee
---------------------------- ------------------- --------------------------- ---------------------- ----------------
  Common, $ .001 par per         9,188,182                _______                  ________             $4,000
           share
---------------------------- ------------------- --------------------------- ---------------------- ----------------

(1) Includes shares sold pursuant to certain registration rights. The Company will not receive any of the proceeds of such sales.

(2)  Estimated  pursuant to Rule 457(a)  under the  Securities  Act of 1933,  as
amended  (the  "Securities  Act"),   solely  for  purposes  of  calculating  the
registration fee.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is prohibited.

                                     Initial Public Offering Prospectus
                                     Subject to Completion, Dated ______________


                               World Wide Wireless
                              Communications, Inc.


                        4,000,000 shares of common stock


         This is our initial public offering. We expect that the price for our shares will be between $4.00 and $5.00 per share. This price may not reflect the market price of our shares after this offering. Our shares are not listed on Nasdaq or any exchange. Some of our shares are traded on the OTC Bulletin Board under the trading symbol WLGS.


                             ______________________

                  Investing in our common stock involves risks.

                     See "Risk Factors" beginning on page 5.

                             ______________________


                                                        Per Share        Total
                                                        ---------        -----
Public Offering Price...........................(1)       ______        _______
Underwriting Discounts and Commissions..........(2)       ______        _______
Proceeds to company before expenses.............(3)       ______        _______


(1) We are registering and selling 4,000,000 shares of common stock on behalf of our company. We will also register another 5,188,182 shares of common stock for existing shareholders with "piggy-back" rights. We will not sell the 5,188,182 shares owned by the existing shareholders with piggy-backed rights.

(2) Our shares will initially be sold through our executive officers who will not receive commissions and who will be registered as sales representative where required. We currently do not have a broker-dealer involved with the sale of our shares; however, we may obtain a broker-dealer to sell our shares on a best efforts basis. If we retain a broker-dealer we anticipate paying a commission of up to 12%. See "Summary of Offering" and "Plan of Distribution."

(3) Before deducting estimated expenses of $60,000, including registration fees and other offering costs, in addition to legal and accounting fees.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this Prospectus is _________, 2000

                                              TABLE OF CONTENTS

                                          Page                                                          Page
                                          ----                                                          ----
Reference Data..............................2        Management...........................................19
Prospectus Summary..........................3        Executive Compensation...............................21
Summary of Financial Data...................4        Principal Shareholders...............................24
Risk Factors................................5        Certain Transactions.................................25
Forward-Looking Statements..................8        Description of Common Stock..........................25
Dividend Policy.............................8        Plan of Distribution.................................26
Use of Proceeds.............................9        Legal Matters........................................26
Capitalization..............................10       Experts..............................................27
Dilution....................................10       Additional Information...............................27
Management's Discussion and Analysis........12       Financial Statements.................................29-57
Business....................................12


         Until 90 days after the effective date of this prospectus all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                 REFERENCE DATA

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to this offering. This prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto, as permitted by the rules and regulations of the Commission. We will be subject to the informational filing requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act") upon the filing of the SB-2 and the Form 8-A. The Company intends to furnish our shareholders with annual reports containing financial statements audited by our independent public accountants and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year. Our fiscal year ends on September 30.

                               PROSPECTUS SUMMARY

                    World Wide Wireless Communications, Inc.

         We provide high-speed wireless Internet service in the United States and internationally. We are also developing a new generation of chipset technology, named VDMA (Virtual Division Multiple Access) which may significantly enhance wireless communications in the future. The Company may license this technology to a third party.

         We are incorporated under the laws of the State of Nevada. Our offices are located at 520 Third Street, Suite 101, Oakland, CA 94607. Our telephone number is (510) 839-6100.

                             Summary of the offering

Type of security.....................................Common stock

Common stock registered by company...................We are registering and selling 4,000,000 shares of common stock on behalf of our company.  We will also register
                                                     another 5,188,182 shares of common stock for existing
                                                     shareholders with "piggy-back" rights.  We will not sell the
                                                     5,188,182 shares owned by the existing shareholders with
                                                     piggy-backed rights.

Common stock outstanding as of
     January 31, 2000................................77,148,445 shares

Common stock offered for sale
     by our company in this offering.................4,000,000 shares

Common stock to be outstanding after
     this offering...................................81,148,445 shares

Use of proceeds......................................For expansion of our sales force, marketing and distribution activities, expansion of both our domestic and international business operations, for acquiring spectrum, and for general corporate purposes.  See "Use of Proceeds" for more
                                                     information.

         Our common stock is being offered on a "best efforts" basis. There is no minimum number of shares that must be sold. There can be no assurance that all of the shares offered will be sold. Accordingly, investors will bear the risk that we will accept subscriptions for less than 4,000,000 share and then be unable to successfully complete all of the anticipated uses of the proceeds of this offering as expected. If fewer than 4,000,000 shares are sold, our business, financial condition and results of operations could be adversely affected. No officer, director, or employee has agreed to loan us funds in the event we sell less than 4,000,000 shares.

         Funds from this offering will not be placed in an escrow or trust account and will be available for use as the funds are received. The minimum investment per shareholder is $4,500.00 (1,000 shares). There is no maximum investment per shareholder.

         Our shares will initially be sold through our executive officers who will not receive commissions and who will be registered as sales representatives where required. We currently do not have a broker-dealer involved with the sale of our shares; however, we may obtain a broker-dealer to sell our shares on a best efforts basis. If obtained, we anticipate paying a broker-dealer a commission of up to 12%.

         This offering will begin as of the effective date of this prospectus and continue for twelve (12) months or such earlier date as we may terminate the offering. If this offering terminates, all subscription payments received after termination will be promptly returned.


                            SUMMARY OF FINANCIAL DATA

         The summary financial data for the years ended September 30, 1998 and 1999 have been derived from the Financial Statements and Notes to Financial Statements, audited by Reuben E. Price & Co., San Francisco independent auditors. The selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and Notes thereto included elsewhere in this Prospectus.

Statements of Income Data:



                                                                    Cumulative
                                                                    from inception
                                 Year ended       Year ended        on Sept 1, 1994        Qtr. Ended       Qtr. Ended
                                 Sept. 30, 1998   Sept. 30, 1999    to Sept. 30 1999       Dec. 31, 1999    Dec. 31, 1998
                                 --------------   --------------    ----------------       -------------    -------------
                                 Audited          Audited           Audited                Unaudited        Unaudited
                                                                                           Prepared by      Prepared by
                                                                                           Management       Management

Revenue                          $    --         $     --           $     --               $   --           $   --

Gen. & Adm. Expenses             (353,075)       (2,383,330)        (6,765,842)            (829,189)        (358,615)
Total Operating Expenses         (353,075)       (2,383,330)        (6,765,842)            (829,189)        (358,615)

Operating loss                   (353,075)       (2,383,330)        (6,765,842)            (829,189)        (358,615)
 Other income                       6,701                 0              6,701                    0                0

Net loss                         (346,374)       (2,383,330)        (6,759,141)            (829,189)        (358,615)

                                                  Sept. 30, 1999                            Dec. 31, 1999
                                                  Audited                                   Unaudited
                                                                                            Prepared by
                                                                                            Management

Balance Sheet Data:

 Working capital                                   (153,646)                                (19,888)
 Total assets                                     1,180,777                               2,474,835
  Long-term debt,
    less current portion                            328,000                                 740,000
 Shareowners' equity                                361,309                               1,375,394

                                  RISK FACTORS

         You should carefully consider the following risks before you decide to buy our common stock.

We have a history of losses and there is significant doubt about our ability to continue as a going concern

         We are a development stage company and our revenues for the foreseeable future will not be sufficient to attain profitability. Our auditors have stated in their report for the period ended September 30, 1999 that the Company's ability to meet its future financing requirements, and the success of future operations, cannot be determined at this time. Our losses are attributable to the lack of a sufficient subscriber base to enable us to cover our ongoing programming, licensing, development and other costs. We expect to continue to experience losses from operations while we develop and expand our wireless Internet service system and other technologies.

We will need additional financing

         Our ability to continue as a going concern, and the growth of our business, will require substantial investment on a continuing basis to finance capital expenditures and related expenses. Although we believe that the proceeds from this offering, together with nominal funds expected to be generated from operations, will be sufficient to finance our working capital requirements for at least twelve months following completion of this offering, there can be no assurances that we will generate sufficient funds from this offering to fund our operations. We do not have a bank line of credit and there can be no assurance that any required or desired financing will be available through bank borrowings, debt, or equity offerings, or otherwise, on acceptable terms. To the extent that future financing requirements are satisfied through the issuance of equity securities, investors may experience significant dilution in the net book value per share of Common Stock.

This is a best efforts offering and we may not sell all of our shares

         Our common stock is being offered on a "best efforts" basis. We do not know how many of the shares offered will be sold. Therefore, investors will bear the risk that we will accept subscriptions for a nominal number of shares and then be unable to exist as a going concern or accomplish our plans as discussed in the Use of Proceeds section below. If no shares, or a nominal number of shares are sold, our financial condition and our ability to continue as a going concern could suffer.

As a new investor you will experience immediate and substantial dilution

         If you purchase our common stock in this offering, you will experience immediate and substantial dilution of $4.2880 per share in pro forma net tangible book value based on our book value as of September 30, 1999 assuming all 4,000,000 shares are sold.

We do not intend to pay dividends, and you will not receive funds without selling shares and you may lose the entire amount of your investment

         We have never declared or paid any cash dividends on our capital stock and do not intend to pay dividends in the foreseeable future. We intend to invest our future earnings, if any, to fund our growth. Therefore, you will not receive any funds without selling your shares. We further cannot assure you that you will receive a return on your investment when you sell your shares or that you will not lose the entire amount of your investment.

We arbitrarily determined the purchase price of our shares for this offering. The trading price of our shares on the Over-the-Counter Bulletin Board may decline below the price at which you are purchasing shares in this offering.

         We arbitrarily determined the purchase price of our shares in this offering. The price of the shares offered herein bears no relationship to the assets, book value, or net worth of our company. This is our initial public offering. Currently, some of our shares that we originally sold as restricted securities in private placement offerings are now trading on the
Over-the-Counter Bulletin Board under the symbol WLGS. The price of the securities offered herein may bear no relationship to trading price of our shares traded on the Over-the-Counter Bulletin Board.

Our stock may not meet the requirements to continue to be listed on the Over-the-Counter Bulletin Board

         This  is our  initial  public  offering.  Some  of our  shares  that we initially sold as restricted securities are now freely trading on the Over-the-Counter Bulletin Board under the symbol WLGS. The Securities and Exchange Commission ("SEC") now requires that any company whose stock is trading on the Over-the-Counter Bulletin Board apply to be registered as a reporting company and file annual and quarterly reports on a regular basis. We have applied to be registered as a reporting company; however, the Securities and Exchange Commission has not yet approved our application. If our SB-2 filing is not effective by May 17, 2000, our shares may not be tradable until the SEC approves our filing.

Penny stock rules will make it more difficult for you to sell your shares and will probably reduce the value that you receive for your shares

         Our stock will be subject to the penny stock rules. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the consumer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and the monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market and investors in this offering may find it more difficult to sell their securities.

Technological change may render our services obsolete

         The Internet services that we provide are subject to rapid technological change, changes in customer requirements, frequent new product introductions and evolving industry standards that may render existing services and products obsolete. As a result, any initial position that we may achieve in our marketplace may rapidly be eroded by competitors' product advancements.

Our competitors enjoy a greater market presence and possess substantially greater technical, financial and marketing resources

         Our competitors possess substantially greater technical, financial and marketing resources. Moreover, the influx of new market entrants is expected to continue in this market to meet the growing demand for information technology and communications services and products. We believe that such factors as shifting consumer demand and the rapid pace of technological advance will intensify competition and result in continual pressures to reduce prices, enhance services and products and develop and exploit new technology.

We intend to expand our international sales efforts but do not have substantial experience in international markets

         We intend to expand our international sales efforts in the future. We have very limited experience in marketing, selling and supporting our products and services abroad. If we are unable to grow our international operations successfully and in a timely manner, our business and operating results could be seriously harmed. In addition, doing business internationally involves greater expense and many additional risks, particularly:

o  unexpected changes in regulatory requirements, taxes, trade laws and tariffs;

o  differing intellectual property rights;

o  differing labor regulations;

o  unexpected changes in regulatory requirements;

o  changes in a specific country's or region's political or economic conditions;

o  greater difficulty in staffing and managing foreign operations; and

o  fluctuating exchange rates.

         We plan to expand our international operations in the near future, and this will require a significant amount of attention from our management and substantial financial resources.

Governmental regulation and legal uncertainties could impair the growth of the Internet and decrease demand for our services or increase our cost of doing business

         It is possible that Internet laws and regulations in the United States and foreign countries may be changed in the future. Any changes in the existing laws may have a material affect on our ability to operate at a profit. The range of such governmental changes cannot be predicted, but may possibly include:

o changes that directly or indirectly affect the regulatory status of Internet services;

o changes that affect telecommunications costs, including the application of access charges to Internet services; and

o changes that increase the likelihood or scope of competition from regional telephone companies.

         Certain  other  legislative   initiatives  including  the  taxation  of
Internet services could also substantially harm our business. We cannot predict the impact that future laws and regulations may have on our business.

We may have liability for Internet content

         The imposition upon Internet access providers of potential liability for information carried on or disseminated through their systems could require us to implement measures to reduce our exposure to such liability, which may require the expenditure of substantial resources. The increased attention focused upon liability issues as a result of these lawsuits and legislative actions and proposals could impact the growth of Internet services. Moreover, any costs not covered by our general insurance policy could have a material adverse effect on our business.

We are dependent on the services of key individuals and the loss of any of these individuals could significantly affect our ability to operate our business

         Our development and success is significantly dependent upon Douglas P. Haffer, Chairman, President and Chief Executive Officer; Wayne Caldwell, Vice President and General Counsel; and Dana Miller, Vice President of Licensing and Systems Expansion. We do not currently have key man insurance any of these officers.

Our frequency lease agreements may be terminated if we default on payments

         We are dependent on lease agreements with third parties for our wireless frequencies. If we were to default on lease payments, then the agreements could be canceled at the option of the third parties.

Our U.S. frequency licenses must be renewed every 10 years by the government, and the government could decide not to renew our licenses if we violate FCC rules or policies

         Our FCC licenses must be renewed every 10 years and there is no automatic renewal for such licenses. Moreover, our licenses are subject to cancellation for violations of the Communications Act of 1934, as amended, or the FCC's rules and policies. Cancellation of our licenses would have a material adverse effect on our operations.

Other companies may have rights to use our name

         A company in New Hampshire named World Wide Wireless Systems, Inc., a company in Delaware named World Wide Wireless Web Corp., and a company in Nevada named Worldwide Wireless Networks, Inc. which trades on the Over the Counter Bulletin Board under the symbol WWNBE are currently using names similar to our name. They could challenge our rights to use our name or possibly claim infringement. We have not registered our name as a Servicemark with the United States Patent and Trademark Office. If we are forced to defend our rights to use the name, we could incur substantial litigation costs. Moreover, if our Servicemark is denied or litigation were to result in an unfavorable outcome, then we could lose a substantial part of the goodwill that we have developed by using our name.

                           FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements. We intend to identify forward-looking statements in this prospectus using words such as "believes," "intends," "expects," "may," "will," "should," "plan," "projected," "contemplates," "anticipates," or similar statements. These statements are based on our beliefs as well as assumptions we made using information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties and assumptions. Actual future results may differ significantly from the results discussed in the forward-looking statements. Some, but not all, of the factors that may cause these differences include those discussed in the Risk Factors section beginning on page 5 of this prospectus. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus.

                                 DIVIDEND POLICY

         We have never declared or paid any cash dividends on our capital stock and do not intend to pay dividends in the foreseeable future. We intend to invest our future earnings, if any, to fund our growth. Therefore, you will not receive any funds without selling your shares. We further cannot assure you that you will receive a return on your investment when you sell your shares or that you will not lose the entire amount of your investment.

                                 USE OF PROCEEDS

         The net proceeds from the sale of the common stock (after deducting underwriting discounts and other expenses, if applicable) are estimated to be approximately $15,780,000. The net proceeds have been calculated using an initial public offering price of $4.50. We expect to use the net proceeds from this offering over a 12-month period in approximately the following amounts and percentages:

                                                                  Percentage of
                                                     Amount       Net Proceeds
                                                     --------------------------
Expansion of Mt. Diablo, Ukiah, South Bend,
Grand Rapids and San Marcos (1)                      $4,037,200        25%
Initiate Internet Access (2)                         $1,512,400         9%
Argentina Operations (3)                             $5,457,400        35%
Brazilian Operations (4)                             $2,774,800        18%
Repayment of indebtedness (5)                        $  741,300         5%
Working Capital (6)                                  $1,256,900         8%
                                                     ----------       ----
                                                    $15,780,000       100%

(1) To expand the Mount Diablo, Ukiah, South Bend, Grand Rapids and San Marcos systems through the purchase of digital compression equipment in order to digitize the system and to add additional subscribers through marketing and advertising and the upgrading of available services. The amounts allocated to the expansion include the hiring of additional installers and repair personnel as well as anticipated installation costs.

(2) To initiate and expand Internet access services through the acquisition of Internet backbone connections, the purchase of telecommunications equipment and outsource services, for marketing, advertising and promotion and for the hiring of technical support personnel.

(3) The amounts allocated to the Argentina operation include acquiring spectrum, purchasing equipment, the hiring of additional installers and repair personnel as well as anticipated installation costs and general working capital.

(4) The amounts allocated to the Brazilian expansion include acquiring spectrum, purchasing equipment, the hiring of additional installers and repair personnel as well as anticipated installation costs and general working capital.

(5) Consists of the repayment of approximately $741,312 of principal and interest on the outstanding Company promissory notes issued in connection with the loan from Credit Bancorp. The terms of this convertible unsecured debenture are 7% interest per annum, with the principal due September 30, 2002. All amounts of unpaid principal and accrued interest are convertible at any time at the conversion price of $1.60 per share of unregistered, restricted shares of the Company's stock.

(6) Proceeds allocated to working capital will be used to fund general operations of the Company.

         The above listed use of proceeds represents our best estimate of the allocation of the net proceeds of this offering based upon the current status of our business operations, our current plans and current economic conditions. Future events, including the problems, delays, expenses and complications frequently encountered by early stage companies as well as changes in regulatory, political and competitive conditions affecting our business and the success or lack thereof of our marketing efforts, may make shifts in the allocation of funds necessary or desirable. Prior to expenditure, the net proceeds will be invested in short-term interest bearing investment grade securities or money market funds. Management believes that the funds received from this offering will exceed the Company's cash flow requirements for more than six months.

         No proceeds from this offering will be used to acquire assets or finance other businesses. However, the Company hopes to continue to acquire spectrum both nationally and internationally consistent with its corporate objectives and mission statement.

                                 CAPITALIZATION

         The following table sets forth the existing capitalization of our company, and the pro forma capitalization as adjusted, after giving effect to the issuance at closing of 4,000,000 shares of common stock offered in this placement net of broker-dealer commissions of 12% but before selling expenses estimated at $60,000:

                                                                                Pro Forma
                                                        Sept. 30 1999      As of Sept. 30 1999
                                                        -------------      -------------------
Indebtedness:

     Long-term indebtedness..........................      $328,000                 $328,000

Stockholders' Equity:

     Preferred Stock, No shares authorized...........             0                      0

     Common Stock, $0.001 par value per share, 100,000,000 shares authorized:

         Common shares issued and outstanding
         of 71,183,943 before the offering and
         75,183,943 after the offering

         Paid-in-capital.............................         75,184               81,148,445

         Additional paid-in-capital..................      7,049,266               22,825,266

Accumulated deficit..................................     (6,759,141)              (6,759,141)

Total Stockholders' Equity...........................       $361,309              $16,141,309

                                    DILUTION

Unrealized Gain to Insiders

         Our present common stockholders acquired their shares at a cost substantially below the price at which the shares are being offered in this offering. Investors purchasing the shares in this offering will, therefore, incur an immediate and substantial dilution of their investment insofar as it relates to the resulting net tangible book value of our company after completion of the offering.

         The net tangible book value of our company as of September 1999 was $.0051 per share. "Net tangible book value" per share represents the total tangible assets of our company less total liabilities divided by the number of shares outstanding of common stock. Under the above assumptions, on a pro forma basis the net tangible book value of our company after the offering will be $0.2120 per share. This represents an immediate dilution in net tangible book value per share of $4.2880 if the entire offering is sold to new investors purchasing shares at $4.50 per share.

         The following table illustrates the per share dilution that you will experience on a pro forma basis as if all 4,000,000 shares offered herein were outstanding as of September 30, 1999:

                  Offering price per share                               $4.5000
                  Net tangible book value after sales of common shares   $0.2120
                                                                         -------
                  Dilution to purchasers of shares                       $4.2880

         This information is based on pro forma shares outstanding on September 30, 1999 (See, "Principal Shareholders") and excludes 3,000,000 shares of common stock that we currently have reserved for issuance pursuant to our 1998 Stock Incentive Plan.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

         The following should be read in conjunction with the "Risk Factors" starting on page 5 of this prospectus and the "Financial Statements" and the Notes thereto.


         We did not generate any subscription revenues by providing wireless cable services during fiscal 1998 and 1999 respectively. We did not have enough subscribers in either period to generate revenues sufficient to cover our operating expenses which totaled $353,075 and $2,383,330, respectively, in fiscal 1998 and 1999. Our operating expenses included service costs, programming and license fees, general and administrative expenses, and certain acquisition expenses resulting from acquiring spectrum.

         During 1998 and 1999, we experienced continuing cash shortages due to an insufficient subscriber base. The resulting cash shortages rendered us unable to advertise and aggressively promote our services. Management believes, however, that the funds received from this offering will exceed the Company's cash flow requirements for the next full year.

         The company currently has 11 full-time employees and anticipates hiring more employees as the Company enters new markets. We believe that our future success will depend on our continued ability to attract, hire and retain qualified personnel. Competition for such personnel is intense, and we may be unable to identify, attract and retain such personnel in the future.

         Management does not anticipate performing any additional product research and development for the term of the plan. Management is not planning to purchase or sell any plants or material equipment other than the small equipment that is needed to expand the operation of its various licenses.

         During fiscal 1999, we issued and agreed to issue options exercisable to purchase an aggregate of 3.2 million shares of Common Stock of which none were exercised. We also issued 19,303,950 common shares in exchange for $2,614,074 and 4,538,000 common shares for services valued at $615,996.

         We believe that all of the above transactions were in our best interests because without the various loans and sales of restricted shares, we would not have been able to fund our operations.


                                    BUSINESS

Introduction

         In February of 1997, Worldwide Wireless, Inc. (WWW), a Nevada corporation, was formed to coordinate the operations of TSI Technologies, Inc.
(TSI), a Nevada corporation, and National Micro Vision Systems, Inc. (NMVS), a Nevada corporation. Its purpose was to complete the development of its patented advanced digital wireless telephone and network designs and to finance, manufacture, and market these units and systems. TSI was the research and development company formed for the purpose of creating and developing the VDMA microchip set. NMVS was formed to operate a network of wireless Internet sites. In April of 1998, Upland Properties Inc. (UPPI), a Nevada corporation, was acquired for stock by WWW, TSI and NMVS and, in a reverse merger, said companies transferred their assets to Upland Properties, Inc. Upland (then trading under the symbol of "UPPI") then changed its name to World Wide Wireless Communications, Inc. and is trading OTC under the symbol WLGS.

         We have purchased and currently lease a substantial number of high-speed wireless Internet frequencies in the United States, Argentina, and Ghana, Africa. We are now attempting to market to our wireless Internet frequencies directly to consumers. Furthermore, we are considering the possibility of entering into strategic alliances with other companies to market access to our high-speed wireless Internet frequencies. We plan to purchase or lease additional wireless Internet frequencies in the United States and abroad.

         In addition to developing wireless Internet frequencies, we are also attempting to develop a new generation of wireless cellular telephone technology that we have labeled Virtual Division Multiple Access ("VDMA"). VDMA technology may significantly enhance wireless communications in the future by dramatically increasing cellular telephone network capacity.

Our high-speed wireless Internet service uses MMDS technology

         The industry is moving to high-speed, broadband Internet service. In the United States, Direct Subscriber Line ("DSL") service (i.e., wired service) is available from many telephone companies, and most cable television companies are, or soon will be, offering high speed Internet services as well. But the majority of residences are not close enough to major trunk telephone lines to receive reliable and high-speed DSL service, and most businesses cannot access cable-television service. Internationally, options are even more limited with much slower "standard" telephone-line service being the rule and many fewer "high-speed" options are available.

         In recent years, the industry has come to the realization that for a large number of end-users the most cost-efficient and technically reliable source of high-speed broadband Internet connection is from wireless service. The two major forms of wireless service are Local Multipoint Distribution Service ("LMDS") and Multi-Channel Multipoint Distribution Service ("MMDS"). LMDS operates in a relatively high frequency range from 28GHz and above. MMDS operates, in the United States, over what were formerly called wireless cable television licenses in the 2.5 to 3.0 GHz range. Internationally, these frequencies vary slightly, with the MMDS-type service being proposed for frequencies from 2.5 to 4.0 GHz while LMDS-type service is offered on frequencies similar to the United States.

         In recent months, LMDS has attracted more attention from the public than MMDS. This is despite the fact that in April 1999 Sprint and MCI WorldCom began an aggressive acquisition of MMDS licenses for the provision of last-mile services. In certain specific circumstances, LMDS is a very attractive alternative to wired services. Its major benefit is its incredible bandwidth - enough to transmit huge amounts of data at once. On the other hand, LMDS has severe limitations as well including high costs of build out, very short range (under 5 kilometers) and severe problems with interference from such things as rain, smog, etc. With these limitations in mind, LMDS would appear to have its major potential in wireless local loops, internal wireless networks, intranets, etc.

         MMDS, while still considered a broadband service, has less bandwidth than LMDS. Nonetheless, it has more than enough bandwidth for the great majority of potential business and residential users. On the other hand, in the United States (which allows 10 watts of power in transmitting data) the range of MMDS is at least 50 kilometers and it is much less affected, if at all, by atmospheric and meteorological phenomena. It is also much less expensive to build-out than LMDS, in addition to the fact that, because of its greater range, fewer transmitters are required.

         Both LMDS and MMDS are transmitted over a limited number of licensed frequencies that protect data from interference by other forms of radio or microwave transmitters. It is critical, therefore, that any company operating or attempting to develop a system of wireless Internet over either LMDS or MMDS frequencies acquire these limited frequencies as quickly and as inexpensively as possible and for as many locations and as many channels/bands as possible in each location.

         Because of the limitations of LMDS' propagation properties, and because we believe that the more viable market for wireless high-speed services is in the small to medium size business and residential market, we have decided to concentrate exclusively on the MMDS and other lower-frequency services. In that context, we have been actively engaged in the acquisition of wireless Internet frequencies in the United States and especially abroad.

         We believe that international markets offer enormous potential for growth. Throughout the world, the Internet has become the new buzzword. But in many countries - even countries considered to be developed and especially in developing countries - the combination of obsolete equipment and newly privatized systems provide us with great opportunity. The technology we employ allows countries such as Ghana and Argentina to establish an up-to-date, high speed, broadband wireless Internet system equal to any on the most developed nations with very little infra-structural costs. The same will be true in the many other countries throughout Asia, Latin America, Africa, the Middle East and Europe in which we are actively seeking wireless frequencies.

         Our approach to providing high speed, broadband, fixed wireless Internet service will make our service available to a broader customer base than is possible with certain other fixed wireless services. By concentrating on the acquisition of relatively low-frequency spectrum, we can provide service over a substantially larger market of customers (with enhanced propagation properties) and for substantially lower cost than can be offered by higher-frequency LMDS-type fixed wireless services. It is our belief that the bandwidth and speed of our service will meet the requirements of at least 90% of the potential high-speed wireless Internet customer base, and we hope to be able to provide this service more economically and with greater reliability than our competition. In the international market, we should be able to provide a quantum leap in the quality of Internet service beyond that which currently exists and at a price point similar to that being charged by providers of the current service.

Our strategy

Our activities are currently divided into three divisions:

     1.  Acquisition of Wireless Internet Frequencies (Spectrum);
     2.  Development of Wireless Frequencies (Build Out); and
     3.  Development and Licensing of VDMA Chipset Technology.

1. Acquisition of Wireless Internet Frequencies ("Spectrum")

         We have determined that our primary target for acquisition of wireless frequencies ("Spectrum") will be in the MMDS frequency range within the United States (2.5GHz to 3.0GHz approximately) and in similar frequency ranges up to around 5.0GHz internationally. With these frequency ranges we believe that we will be able to provide the highest quality, broadest band, and fastest service and the most reasonable costs to the largest number of potential customers. By positioning ourselves to provide enhanced connectivity to the largest number of people the Company believes that it will play a significant role in the expansion of this remarkable technological development in both the short and long term.

         Prior to 1999, we controlled MMDS and ITFS licenses in only three locations - the East Bay region of San Francisco, California, northern San Diego County, California, and South Bend, Indiana. Since the beginning of 1999, we have acquired rights - either through long-term leases with options to purchase or outright purchases - to additional spectrum both in the United States and elsewhere. As of the date of this Offering, we lease, own or possess reversionary rights to licensed frequencies in the following additional locations:

             Location                                  State/Country
             --------                                  -------------
             Grand Rapids                              Michigan
             Vail                                      Colorado
             Aspen                                     Colorado
             Key West                                  Florida
             Ukiah                                     California
             La Grande                                 Oregon
             Pierre                                    South Dakota
             Casper                                    Wyoming
             Entire nation of Ghana, West Africa       Ghana, West Africa
             Buenos Aires                              Argentina, South America
             Rosario                                   Argentina, South America
             Santa Fe                                  Argentina, South America
             Corrientes                                Argentina, South America
             Mendoza                                   Argentina, South America
             Neuquen                                   Argentina, South America
             Cordoba                                   Argentina, South America
             Bahia Blanca                              Argentina, South America

         In addition, we have acquired reversionary rights to frequency spectrum leases expiring in an additional 32 United States cities over the next several years that will permit us to lease or acquire those licenses for our own use. In addition, we are currently negotiating for the acquisition of additional spectrum in at least fifteen other countries throughout the world.

         The industry is moving to high-speed, broadband Internet service. In the United States, DSL service is available from many telephone companies and most cable television companies are, or soon will be, offering high-speed Internet services as well. But the majority of residences are not close enough to major trunk telephone lines to receive reliable and high speed DSL service and most businesses cannot access cable-television service. Internationally, the options are even more limited with much slower "standard" telephone-line service being the rule and many fewer "high-speed" options available. In order to participate in the expected explosive growth of this new and enhanced Internet connectivity, we have determined that we must join this highly competitive "Race for Spectrum" and aggressively pursue this finite and increasingly valuable raw material of the industry.

2. Development of Wireless Frequencies (Build Out)

         As spectrum is acquired, we plan to join with local partners and other entities in the industry to form strategic alliances in connection with the use and implementation of high-speed wireless services.

         We are currently operating a single system off of Mt. Diablo in Concord, California, an area some thirty miles east of San Francisco. The license at Diablo is one of only two one-channel licenses that we control, with all the remaining ones being at least four channels. Revenue generating service commenced in this location in December 1999. Because the high-speed wireless component of the Diablo operations is only available in downlink mode, we have been aware from the outset that the operations in the Concord area would not be typical for the more conventional two-way systems. However, because the Federal Communications Commission has yet to issue its final rules regarding two-way data transmission over MMDS/ITFS frequencies and because of the specific demographics within the potential Diablo footprint we determined to commence the limited-type of service close to our headquarters in Oakland.

         We will build-out our next domestic system in the small town of Ukiah, California, some ninety miles north of San Francisco. Digital authorization has already been granted by the FCC for the Ukiah license and the remaining locations. The proximity of Ukiah to the corporate headquarters and the relatively compact demography and geography will provide us with a convenient platform to commence full bi-directional wireless service. After Ukiah, the domestic build-out program will include northern San Diego County, South Bend,

Indiana, Grand Rapids, Michigan, Vail and Aspen, Colorado, Key West, Florida, Pierre, South Dakota and Casper, Wyoming.

         We intend to commence operations in Buenos Aires, Argentina in South America during the first four months of 2000. Preparations have commenced to secure the necessary backbone connections and transmitter locations in the Greater Buenos Aires metropolitan area, which contains more than 12 million people. Shortly thereafter, commencement of service is planned in Cordoba and Mendoza, both cities with around 2 million inhabitants. As an initial marketing approach, we expect to establish, jointly with a current retail establishment, an Internet Cafe in Buenos Aires where the significantly superior nature of the service we will provide will be most quickly exposed to a large number of potential customers. In Argentina, we will operate through our majority-owned subsidiary, Infotel Argentina, S.A. We expect to be in operation in all eight cities in which we have obtained licenses within eighteen months and hope to expand the number of licenses currently owned. With the current licenses, our footprint in Argentina will cover approximately 50% of the country's 33 million inhabitants.

         This year we will commence service in Ghana, West Africa. A much smaller economy than Argentina, with fewer people and less computer penetration, Ghana nonetheless, along with neighboring West African nations, provides us with significant revenue potential. Like Argentina, such public locations for service such as Internet cafes and the country's Post Office Department are likely starting places for revenue service. In addition, the stable political situation in Ghana and the continuing relatively fast-pace of economic growth bodes well for an ever-increasing demand for Internet service.

         We have applied for licenses in the 3.5 GHz range in Germany and the Czech Republic. We are awaiting a definitive response on those applications. In addition, we are exploring additional markets in Europe - including Portugal as well as much of Eastern Europe - for expansion of our services.

         We are currently in negotiations with respect to frequencies in several other countries in Latin America, Asia, Africa and Europe. We expect that, in the case of any future acquisition of licensed frequencies, we will operate the systems alone, do so in joint ventures with local entities, or transfer the licenses to third parties for significant consideration.

3. Development and Licensing of VDMA Chipset Technology

         Our patent claim on our proprietary VDMA chipset technology has been allowed and once formally granted we intend to license the further development and manufacture of the chip to a third party.


         We are completing the development of our "VDMA" - Virtual Division Multiple Access - communications chipsets, which eliminates the need for repeater-infrastructure costs. Even in "sleep" mode, every VDMA telephone handset itself serves as a mobile, low-power repeater site, and each unit in the "field" facilitates the operation of the entire local network within a radius of 10-20 miles. A whole continent populated with our PCS units would theoretically have no need for infrastructural support of any kind. In practice, the Company will build widely scattered (SMSA-based) "Gateway" sites that will serve to introduce local signals into long lines, international and satellite service providers and introduce data signals into destination networks while providing a medium for our generation of an ongoing revenue stream.

         It is expected that there will be a dramatic increase in total network capacity and in individual and traffic-form capacities resulting from the use of VDMA transmission technology. This transmission technique, implemented in the chipsets that are the core of the new technology, embodies very low power transmissions along multiple routes between two mobile or stationary points on the network. The result is a "fabric" of transmission paths blanketing the entire "cell" compared to the "hub and spoke" transmissions between the central node and the multiple users of a traditional cellular system. The multiplicity of routes between any two points that is possible with this "fabric" generates an aggregate capacity for the network that far exceeds a hub and spoke system, where multiple transmission paths converge on a single hub, quickly consuming the available radio frequency in the cell.

         The low transmission powers needed for the VDMA transmission method have the further potential to allow this new network technology to be overlaid on existing wireless cellular installations without interfering with existing signals in the same PCS frequency. As a result, the new technology has the potential to provide "overbuild" capacity, incremental returns on investments in frequency, and introduction of new, high-value data and non-voice services on cellular franchises already in place.

         This new technology is currently being engineered to operate in, among other frequencies, the PCS frequency bands and in so-called "free" or unlicensed frequency bands in the United States. It is readily adapted to other frequencies
- military frequencies and frequencies that may be allocated by foreign governments.


         By licensing or otherwise transferring this technology to third parties and retaining a substantial royalty interest in it, we will be able to concentrate on our core business while retaining the potential for a significant revenue stream.

Business Locations

         World Wide Wireless Communications' business headquarters is located at 520 Third Street, Oakland, California, 94607. The Company also has offices located in Concord, California and Buenos Aires, Argentina. The Company's office space at One Post Street, San Francisco, was leased on a month-to-month basis. The Company vacated these offices on August 31, 1999. The actual rent paid, for the fiscal year ended September 30, 1999, was $22,341.

         In April 1999, the Company entered into a 5-year lease for approximately 6,000 square feet of office space in Jack London Square, Oakland, California. The lease commenced on June 5, 1999. The triple net rental agreement is for $10,038 per month during the first year. The lease provides for an annual increase based on the indexed cost of living adjustments. Additionally, the lease provides for the landlord's participation in partial reimbursement over the terms of the lease to the Company for leasehold improvements paid by the Company. The Company commenced its occupation of this space on September 1, 1999. The minimum annual rent is $120,456 for the fiscal years ended September 30, 2000, 2001, 2002 and 2003, and $81,642 for the period October 1, 2003 to
June 4, 2004.

         The Company also entered into a lease for office space to operate its network operation center (NOC) at 2962 Treat Boulevard, Suite C, in Concord California, 94518. The triple net rental agreement is for $1890 per month. The lease provides for an annual increase based on the indexed cost of living adjustments. Additionally, the lease provides for the landlord's participation in partial reimbursement over the terms of the lease to the Company for leasehold improvements paid by the Company. The Company commenced its occupation of this 1680 square foot space on May 1, 1997. The lease expires on April 30, 2000.

         The Company has lease space by virtue of its acquisition of Infotel Argentina. The lease is for approximately 1500 square feet and is leased on a month-to-month basis. The monthly rent is approximately $2,000 per month. The lease started on January 1, 1999 and expires on December 31, 2003.

Regulatory Situation

         We intend to offer our services exclusively over licensed frequencies in each of the countries in which we operate. In the United States, for example, our frequencies are licensed by the Federal Communications Commission, in Argentina, by the Comision Nacional de Comunicaciones, and in Ghana, by the Ghana Frequency Registration and Control Board. We are either applying directly for licenses in some countries or applying jointly with local partners in others. Some countries require, for example, domestic control of any entity licensed to use radio frequency within their territory.

Acquisitions

         On December 1, 1999, the Company signed an agreement to acquire 51% of Infotel Argentina, S.A., the owner of MMDS licenses in eight of the largest cities in Argentina, including Buenos Aires. Under the agreement, the Company will appoint the majority of Infotel's directors and will be in charge of the management of the Company.

         On  January  24,  2000,  the  Company  announced,  subject  to  certain contingencies, that it may enter into an agreement to acquire all of Communicacoes 100Fio, Ltda. ("100Fio"), a Brazilian telecommunications company based in Sao Paulo, Brazil. 100Fio holds national licenses to operate Specialized Circuit and Network Services (SCNS) and is seeking to acquire additional licenses for the use of important radio frequencies in a significant number of cities.

         On February 10, 2000, World Wide Wireless Communications, Inc. signed a letter of intent to purchase the Mexican telecommunications company Especialistas En Comunicaciones Y Servicios S.A. ("Ecos"). Ecos has substantial experience in telecommunications integration in Mexico, in the voice and data networks and in the installation and maintenance of those networks. The acquisition requires the approval of the relevant Mexican government agencies and is contingent upon the execution of a final and definitive agreement between the parties, which they have agreed will take place on or before April 30, 2000.

         Additionally on February 10, 2000, the Company signed an agreement to purchase Digital Way, S.A., a Peruvian telecommunications company. Digital Way currently owns licenses for MMDS spectrum in the 2.3 to 2.5 GHz range, has national and international long-distance concessions as well as value added licenses for services in Peru. This acquisition requires the approval of the relevant agencies of the Peruvian government.

                                   MANAGEMENT

         Our executive officers and directors and their ages as of February 9, 2000 are as follows:

Name                             Age      Position                    Period of Service
----                             ---      ---------                   -----------------
Douglas P. Haffer................52       Chairman of the board,      April 1998 to present
                                            CEO and CFO
Wayne Caldwell...................48       Director, vice president    November 1999 to present
                                            and secretary
Dana Miller......................40       Vice president              May 1998 to present
Ramsey Sweis.....................34       Director                    May 1998 to present
Robert Klein.....................51       Director                    May 1998 to present

         Douglas P. Haffer has practiced law in San Francisco, Beverly Hills, and Washington D.C. for twenty-five years. During that time he has served as general counsel and/or vice president, and on the Board of Directors, of several corporations, including Commercial Bank of San Francisco, Aca Joe Inc., Finet
Holdings Corporation, Worldwide Wireless Inc. and Uniprise Systems, Incorporated. His legal practice concentrated primarily on providing legal counseling to small or start-up businesses. In addition, a significant part of his practice contained an international aspect involving foreign investors seeking investment platforms in the United States. Mr. Haffer attended the University of Wisconsin, Madison from 1965 to 1969 where he received his Bachelor of Arts degree with honors with a major in Latin American history, and was elected to Phi Beta Kappa. He then attended the Harvard Law School from which he graduated in 1972 with a Juris Doctor degree. Mr. Haffer lived in Peru for seven years and reads, writes and speaks Spanish fluently. He has been a lecturer and adjunct professor of law at the University of San Francisco Law School and at the Law School at the University of California at Davis.

         Wayne Caldwell has served as Vice President and General Counsel since November 1999. Mr. Caldwell is responsible for legal, governmental and regulatory matters. Prior to joining World Wide Wireless Communications, Inc., Mr. Caldwell was in private practice for two decades specializing in business and regulatory law. Mr. Caldwell is a graduate of Stanford University in economics and received his law degree from the University of San Francisco.

         Dana Miller was Director of Licensing and Acquisition for National Micro-Vision Systems, Inc. from 1994 to 1996. He worked extensively with the Federal Communications Commission and FCC legal counsel and was responsible for compliance with all FCC regulations. Mr. Miller also coordinated acquisitions of microwave television licenses throughout the United States. He has negotiated FCC lease agreements with educational institutions and nonprofit organizations. Mr. Miller is an expert in FCC license application, FCC petition, and license acquisition and maintenance. His accomplishments include resolution of a recent long-term, complex conflict between the Company and a second national wireless firm, freeing up the Company to implement high-speed wireless Internet operations in the San Francisco metropolitan area.

        Ramsey Sweis has had extensive experience in management and in the product design industry. He has been a leader and developer of high performance teams by enabling, training and motivating team members. In the recent past he has provided computer and engineering services to General Motors and Chrysler Corporation. In connection with those activities Mr. Sweis has developed designs between engineering, prototype models, tooling and vendor sources. Mr. Sweis resides in Roseville, Michigan. He has extensive experience in the product design industry. He currently serves as a Program Manager for Hanke Training & Design of Clawson Michigan. From 1997 to 1999 Mr. Sweis served as a designer for Computer and Engineering Services of Auburn Hills, Michigan From 1991 to 1997, Mr. Sweis was a design leader for Megatech Engineering of Warren Michigan.

        Robert Klein's experience includes an active twenty-year career in the securities industry handling a wide range of duties including management roles and institutional trading. For the past fifteen years a major emphasis has been placed on packaging complex transactions on behalf of corporate clients resulting in the creation and sale of marketable securities. The past five years has been spent on public company development. He has served as a director for three brokerage firms, including Yorkton Securities. He is currently a director of several public and private companies involved in resource management and light manufacturing. Mr. Klein has a degree in Applied Mathematics from the University of Waterloo, and an FCSI designation from the Canadian Securities Institute.

Director Compensation

         Directors receive no compensation for serving as directors of World Wide Wireless Communications, Inc., except that:

o Mr. Sweis received options to purchase 250,000 shares of common stock on October 22, 1998, at an exercise price of $0.095 per share. All of Mr. Sweis' options vested immediately upon the date of grant. The expiration date for Mr. Sweis to exercise the options is October 21, 2003. To date, Mr. Sweis has not exercised any options for shares of common stock.

o Mr. Klein received options to purchase 250,000 shares of common stock on October 22, 1998, at an exercise price of $0.095 per share. All of Mr.
   Klein's options vested immediately upon the date of grant. The expiration date for Mr. Klein to exercise the options is October 21, 2003. To date, Mr. Klein has not exercised any options for shares of common stock.

Employment Contracts

         We have entered into an employment agreement with Mr. Haffer, which provides for an initial term of three years commencing February 1, 2000 at an initial annual base salary of $230,000 plus an annual performance bonus of not less than $34,000. Any bonus in excess of $34,000 will be at the sole discretion of our Board and will not be tied to a fixed set of objective criteria. Mr. Haffer's employment agreement also contains a termination provision that requires us to pay him his annual compensation and minimum bonus amounts remaining on his three-year contract if he is terminated without cause.

         In October of 1999, we entered into a three-year employment agreement with Mr. Caldwell under which he will receive an annual salary of $48,000. Under the terms of the agreement, on May 8, 2000, Mr. Caldwell's base salary will be increased to $72,000 per year, and on November 8, 2000, Mr. Caldwell's salary will be increased to $96,000 per year. The agreement also provides for an annual performance bonus of not less than 5% of his base salary and not more than 100% of his base salary. The decision to grant the bonus and the amount of the bonus can be decided by management without the consent of our Board of Directors. We have not established a fixed set of performance criteria on which to base Mr. Caldwell's bonus amounts. Mr. Caldwell's employment agreement also contains a termination provision that requires us to pay him his annual compensation and minimum bonus amounts remaining on his three-year contract if he is terminated without cause.

         In May of 1999, we entered into a two-year employment agreement with Mr. Miller under which he will receive an annual salary of $96,000. Mr. Miller is not entitled to receive any bonuses. Under the terms of the employment agreement, we issued Mr. Miller 179,000 shares of common stock in lieu of payment of $17,000 towards a past obligation of $37,000 and the company acknowledged that we owe Mr. Miller $20,000 for the balance of past due fees. Mr. Miller's employment agreement does not address the issue of stock options. If Mr. Miller is terminated without cause, he will be entitled to receive his salary for a period of three months after termination.

                             EXECUTIVE COMPENSATION

         The following table contains summary information for the fiscal year ended September 30, 1999 and the fiscal year 2000 through February 9, 2000 regarding the compensation earned by each of our officers. In accordance with the rules of the SEC, the compensation described in this table does not include perquisites and other personal benefits received by the executive officers named in the table below which do not exceed the lesser of $50,000 or 10% of the total salary and bonus reported for these officers.

                           Summary Compensation Table

                                                                                                            Securities
                                                                                    Restricted stock        Underlying
Name and Principal Position                             Salary          Bonus            awards             Options/SAR
---------------------------                             ------          -----            ------             -----------
Douglas P. Haffer................................... $230,000/yr      10% base                                800,000
Chairman, CEO and CFO                                                  minimum                                800,000
Wayne Caldwell......................................  $48,000/yr       5% base                                800,000
Director, V.P. and Secretary                                           minimum
Dana Miller.........................................  $96,000/yr         $0          179,000 shares           800,000
Vice President                                                                       250,000 shares

On May 8, 2000, Mr. Caldwell's base salary will be increased to $72,000 per year and on November 8, 2000, Mr. Caldwell's base salary will be increased to $96,000 per year.

On May 2, 1999, Mr. Miller received 179,000 restricted shares in lieu of payment of $17,000 that the Company owed to him for services. Mr. Miller received 250,000 restricted shares from Michael Lynch for services rendered to Worldwide Wireless, Inc.

Option Grants

        The following table sets forth information concerning grants of stock options to each of the executive officers and directors named in the table above from August 22, 1998 through February 9, 2000. All options were granted under the 1998 Stock Option Plan. Shareholders never approved the Company's 1998 Stock
Option Plan, and therefore,  all incentive  stock options granted under the 1998
Stock Option Plan are classified and taxed as non-statutory stock options.

                                                                    Individual Grants
                                                                    -----------------

                                                               Percent of
                                               Number of          Total
                                               Securities     options/SARs
                                               Underlying      granted to       Exercise         Options
                                                Options      employees from       Price       Exercised as     Expiration
                                                Granted          8/22/98        ($/Share)       of 2/9/00         Date
                                                -------          -------        ---------       ---------         ----
Douglas P. Haffer............................   800,000            43%           $0.095             0           10/22/03
   Chairman, CEO & CFO                          800,000                           1.62              0             2/1/05
Wayne Caldwell...............................   800,000            21%           $0.63              0           10/27/05
   Vice Pres. & Secretary
Dana Miller..................................   800,000            21%           $0.095             0            8/22/03
   Vice President
Ramsey Sweis.................................   250,000             7%           $0.095             0           10/22/03
   Director
Robert Klein.................................   250,000             7%           $0.095             0           10/22/03
   Director


        In October of 1998, Mr. Haffer received an option to purchase 800,000 shares of our common stock at an exercise price of 9 1/2 cents per share. All 800,000 shares vested immediately. The expiration date is 5 years from the date of grant. The grant of shares was intended to be an incentive stock option, but the Company's 1998 Stock Option Plan was never approved by our shareholders; therefore, the options are being classified as non-statutory stock options. On February 1, 2000, Mr. Haffer received another option to purchase 800,000 shares of our common stock at an exercise price "at the lowest price permitted under our 1998 Stock Option Plan such that the grant or exercise of the options will not create a taxable event." All 800,000 shares vested immediately. The expiration date of the option is 5 years from the date of grant. The option will be treated as non-statutory stock options.

        On October 27, 2000, Mr. Caldwell was granted an option for 800,000 shares of our common stock at an exercise price of $0.66 per share. All 800,000 shares vested immediately. The expiration date is 5 years from the date of grant. The shares will be classified as non-statutory because the Company's 1998 Stock Option Plan was never approved by our shareholders.

        In August of 1998, Mr. Miller received an option to purchase 800,000 shares of our common stock at an exercise price of 9 1/2 cents per share. All 800,000 shares vested immediately. The expiration date is 5 years from the date of grant. The grant of shares was intended to be an incentive stock option, but the Company's 1998 Stock Option Plan was never approved by our shareholders; therefore, the options are being classified as non-statutory stock options.

        In October, Mr. Klein received an option to purchase 250,000 shares of our common stock at an exercise price of 9 1/2 cents per share. All 250,000 shares vested immediately. The expiration date is 5 years from the date of grant. The options are being classified as non-statutory stock options.

        In October, Mr. Weiss received an option to purchase 250,000 shares of our common stock at an exercise price of 9 1/2 cents per share. All 250,000 shares vested immediately. The expiration date is 5 years from the date of grant. The options are being classified as non-statutory stock options.

1998 Stock Option Plan

         The Company's Board of adopted a 1998 Stock Incentive Plan in August 1998 reserving 3,000,000 shares for issuance. The Plan provides for the grant of incentive stock options, as defined in Section 422 of the Internal Revenue Code, to officers and employees of the Company, and nonstatutory stock options to employees, directors and consultants. It may be administered by the Board or delegated to a Committee.

         The exercise price of incentive stock options granted under the 1998 Stock Option Plan must be at least equal to the fair market value of our common stock on the date of grant. However, for any employee holding more than 10% of the voting power of all classes of our stock, the exercise price will be no less than 110% of the fair market value on the date of grant. Nonstatutory stock options granted to a person who at the time the option is granted does not hold more than 10% of the voting power of all classes of our stock will have an exercise price of no less than 85% of the fair market value of the stock on the date of grant.

         Options granted to employees of the Company will become exercisable over a period of no longer than 5 years, and no less than 20% of the shares covered will become exercisable annually. No options will be exercisable prior to one year from the date it is granted unless the Board specifically determines otherwise. In no event will any option be exercisable after the expiration of 10 years from the date it is granted, and no Incentive Stock Option granted to a holder of more than 10% of the voting power of all classes of our stock will be exercisable after the expiration of 5 years from the date it is granted.

         If an optionee's status as an employee terminates with us for any reason, other than death or disability, then the optionee may exercise Incentive Stock Options in the three-month period following such cessation. The three-month period is extended to 12-months for termination due to death or disability. In the event of a merger or consolidation in which the Company is not the surviving entity, or a sale of all or substantially all of the assets or capital stock of the Company, if the surviving entity does not tender to the optionees stock options or capital stock of substantially the same economic benefit as optionees unexercised options, then the Board may grant to optionees the right to exercise any unexpired options for a period of thirty days.

         The 1998 Stock Option Plan will terminate in July 2008, unless sooner terminated by the Board of Directors.

Piggy-Back Registration Rights

         The following table sets forth information concerning grants of piggyback registration rights. The Company is registering 5,188,182 shares of common stock for existing shareholders with "piggy-back" rights. We will not sell the 5,188,182 shares owned by the existing shareholders with piggy-backed rights.

Patrick McCleary                              350,000
Darryl Pohl                                 1,400,000
Ridge Capital                               1,818,182
Behrooz Sarafraz                            1,000,000
Bud Jenkins                                   400,000
Hubbard                                        20,000
Continental Capital                           200,000

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth the beneficial ownership of our common stock as of February 9, 2000 and as adjusted to reflect the sale of the shares of common stock offered hereby:

o the chief executive officer, each of the executive officers named in the summary compensation table and each of our directors;

o  all executive officers and directors as a group; and

o each person or entity who is known by World Wide Wireless Communications, Inc. to own beneficially more than 5% of World Wide Wireless Communications, Inc.'s outstanding common stock.

           Unless otherwise indicated, the address for each of the named individuals and entities is c/o World Wide Wireless Communications, Inc., 520 Third Street, Suite 101, Oakland, CA 94607. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them.

           Applicable ownership is based on 77,148,445 shares of common stock outstanding as of January 31, 2000 and 81,148,445 shares outstanding immediately following the completion of this offering. Beneficial ownership is determined in accordance with the rules of the SEC. Shares of common stock subject to options or warrants that are presently exercisable or exercisable within 60 days of February 9, 2000 are deemed outstanding for the purpose of computing the percentage ownership of the person or entity holding options or warrants, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity. If any shares are issued upon exercise of options, warrants or other rights to acquire our capital stock that are presently outstanding or granted in the future or reserved for future issuance under our stock plan, there will be further dilution to new public investors.

                                                                                                    Percentage of
                                                                                                  Shares Outstanding
                                                                          Number of Shares      Prior to       After
Named Executive Officers and Directors                                   Beneficially Owned     Offering      Offering
--------------------------------------                                   ------------------     --------      --------

Douglas P. Haffer...............................................             6,831,034             8.9%          8.4%

Wayne Caldwell..................................................               800,000             1.0%            *

Dana Miller.....................................................             1,229,000             1.6%          1.5%

Ramsey Sweis....................................................               250,000               *             *

Robert Klein....................................................               250,000               *             *

Executive Officers and Directors as a Group.....................             9,360,034            12.1%         11.5%

Name of Beneficial Owners

World Wide Wireless, Inc........................................            16,120,679            20.9%         19.9%

Kenn Olson......................................................             7,969,633            10.3%          9.8%

TSI Technologies, Inc...........................................             6,042,020             7.8%          7.4%

Albert and Francis Kutcher......................................             3,955,000             5.1%          4.9%

* Less than 1%.

                       CERTAIN RELATED PARTY TRANSACTIONS

         As of September 1999, there have been no transactions (other than employment agreements and stock option plans) to which we were a party involving $60,000 or more and in which any director, executive officer or holder of more than five percent of our capital stock had a material interest.

                           DESCRIPTION OF COMMON STOCK

         The Company has authorized 100,000,000 shares of Common Stock, $0.001 par value. Immediately prior to this Offering, there were 77,148,445 shares of Common Stock outstanding. Owners of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by shareholders, except that, upon giving the legally required notice, shareholders may cumulate their votes in the election of directors. The owners of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefore. In the event of liquidation, dissolution or winding up of the Company, the Common Stock shareholders are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities. Common Stock shareholders have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are, and the shares of Common Stock offered by this Offering Circular, when issued for the consideration set forth in this Offering Circular, will be fully paid and non-assessable.

         The Company has 3,000,000 shares of common stock that have been reserved for issuance under our 1998 Stock Option Plan.

         Common stock is the only class of stock issued and outstanding. Our Articles of Incorporation do not authorize us to issue shares of preferred stock. No shares of preferred stock have been issued.

                           PRICE RANGE OF COMMON STOCK

         Our Company's Common Stock has been traded on the Over-the-Counter Bulletin Board and listed in the "pink sheets" listing of stock quotations published by the National Quotation Bureau reflecting inter-deal prices without retail mark-up, mark-down or commission from April 1998 to present. The market for our Common Stock has often been sporadic and limited.

         The following table sets forth in the periods indicated the range of high and low bid prices per share of our Common Stock traded as reported by the National Quotation Bureau.


-------------------------- ----------------------- ------------------------
       Quarter End                Low Bid                 High Bid
       -----------                -------                 --------
-------------------------- ----------------------- ------------------------
         9/30/97                   0.125                   0.1875
-------------------------- ----------------------- ------------------------
        12/31/97                   0.125                   0.1875
-------------------------- ----------------------- ------------------------
         3/31/98                   0.125                   0.3125
-------------------------- ----------------------- ------------------------
         6/30/98                    0.36                    0.43
-------------------------- ----------------------- ------------------------
         9/30/98                    0.15                    0.16
-------------------------- ----------------------- ------------------------
        12/31/98                    0.14                    0.155
-------------------------- ----------------------- ------------------------
         3/31/99                    0.21                    0.265
-------------------------- ----------------------- ------------------------
         6/30/99                   1.6875                 1.796875
-------------------------- ----------------------- ------------------------
         9/30/99                    1.0                      1.5
-------------------------- ----------------------- ------------------------
        12/31/99                    1.03                    1.17
-------------------------- ----------------------- ------------------------

                              PLAN OF DISTRIBUTION

Type of security.................................    Common stock

Common stock registered by company...............    We are registering and selling 4,000,000 shares of common
                                                     stock on behalf of our company.  We will also register
                                                     another 5,188,182 shares of common stock for existing
                                                     shareholders with "piggy-back" rights.  We will not sell the
                                                     5,188,182 shares owned by the existing shareholders with
                                                     piggy-backed rights.

Common stock outstanding before
     this offering as of January 31, 2000........    77,148,445 shares

Common stock offered for sale
     by our company in this offering.............    4,000,000 shares

Common stock to be outstanding after
     this offering...............................    81,148,445 shares

Use of proceeds..................................    For expansion of our sales force, marketing and distribution activities, expansion of both our domestic and international business operations, for acquiring spectrum, and for general corporate purposes. See "Use of Proceeds" for more
                                                     information.

         Our common stock is being offered on a "best efforts" basis. There is no minimum number of shares that must be sold. There can be no assurance that all of the shares offered will be sold. Accordingly, investors will bear the risk that we will accept subscriptions for less than 4,000,000 shares and then be unable to successfully complete all of the anticipated uses of the proceeds of this offering. If fewer than 4,000,000 shares are sold, our business, financial condition, and results of operations could be adversely affected. No officer, director, or employee has agreed to loan us funds in the event we sell less than 4,000,000 shares.

         Funds from this offering will not be placed in an escrow or trust account and will be available for use as the funds are received. The minimum investment per shareholder is $______ (1,000 shares). There is no maximum investment per shareholder.

         The shares will initially be sold through our executive officers who will not receive commissions and who will be registered as sales representatives where required. We currently do not have a broker-dealer involved with the sale of our shares; however, we anticipate obtaining a broker-dealer to sell our shares on a best efforts basis. We anticipate paying a broker-dealer a commission of 12%. This offering will begin as of the effective date of this prospectus and continue for twelve (12) months or such earlier date as we may terminate the offering. If this offering terminates, all subscription payments that we have not accepted will be promptly returned.

                                  LEGAL MATTERS

        The Company currently engages two law firms to provide legal services to the Company. The principal firm, providing the Company general legal counsel as well as securities advice and litigation assistance, is the San Francisco-based firm of Evers & Hendrickson, LLP. In addition, the Company engages the services of both the San Diego and Los Angeles offices of Luce, Forward, Hamilton & Scripps LLP for Southern California based litigation and other matters.

        On April 12, 1999, the Company, under terms of a Settlement and General Release, issued 825,000 shares of common stock to a former director and a former employee for compensation, approximating $81,000.

         On  May  25,  1999,  the  Company,  under  terms  of a  Compromise  and
Settlement Agreement, issued 750,000 shares of common stock to cover approximately $310,000 of various outstanding obligations of the Company to Corporate Solutions, LLC for services rendered.

         In November 1998, the Company and its predecessor affiliates filed an action against the lessor of its leases for the Concord and San Marcos, California multipoint distribution service (MDS) channels. The complaint alleged breach of contract as well as intentional and negligent interference with prospective economic advantage. The Company also sought a preliminary injunction as a result of the lessor's assertion that the predecessor companies and the Company were in default on said leases. The Superior Court of California for the County of Los Angeles issued a preliminary injunction against the lessor to restrain it from taking any further action against the Company and its predecessors. Thereafter, the lessor cross-complained against the Company and its predecessors alleging breach of contract. The preliminary injunction of the Company against the lessor remained in effect until December 9, 1999, when a settlement agreement was signed.

         The settlement provided for the Company to pay $27,375 to the lessor, relating to lease obligations. The Company further agreed to sign a consulting agreement with the lessor for one year, whereby the Company will issue the equivalent of $20,000 of its restricted common stock, the value of which is to be computed at 80% of the market value of the Company's unrestricted shares. Additionally, under this consulting agreement, the Company agreed to execute a promissory note in favor of the lessor in the amount of $40,000, payable at $1,000 per month, commencing December 1, 1999, with a final payment of $28,000 on December 1, 2000.

         The Company borrowed from Credit Bancorp $328,000 in August 1999 and $412,000 in October 1999. On August 26, 1999, the Company filed suit against Credit Bancorp, in U.S. District Court in San Francisco, regarding improprieties on the part of Credit Bancorp relating to the August loan granted to the Company by Credit Bancorp. The case was settled on October 11, 1999. As part of the settlement agreement, Credit Bancorp agreed to convert the original loans granted to the Company to a convertible debenture in the amount of $740,000. On October 11, 1999, the Company issued a convertible unsecured debenture for $740,000 to Credit Bancorp in settlement of this obligation. The terms of this convertible unsecured debenture are 7% interest per annum payable, semiannually on the last day of February and September, with the principal due September 30, 2002. All amounts of unpaid principal and accrued interest of this debenture are convertible at any time at the conversion price of $1.60 per share of unregistered, restricted shares of the Company's stock, adjusted for any stock splits.

         In November 1999, the Securities and Exchange Commission (SEC) filed suit against Credit Bancorp alleging violations of various securities laws in connection with its actions in relation to the Company (and others), and seeking various forms of relief including disgorgement of its illegal gains. At this time, management believes that if the suit is successful, certain benefits may accrue to the Company, including the cancellation of the $740,000 convertible debenture.

                                     EXPERTS

         The summary financial data for the years ended September 30, 1998 and 1999 have been derived from the Financial Statements and Notes to Financial Statements, audited by Reuben E. Price & Co., San Francisco, independent auditors.

                             ADDITIONAL INFORMATION

         A Registration Statement on Form SB-2, including amendments thereto, relating to the shares offered hereby has been filed with the Securities and Exchange Commission, Office of Small Business Policy, Washington, D.C. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. For further information with respect to the Company and the shares offered hereby, reference is made to such Registration Statement, exhibits and schedules. A copy of the Registration Statement may be inspected by anyone without charge at the Commission's principal office located at 450 Fifth Street, N.W., Washington, D.C. 20549 or any part thereof may be obtained from the Public Reference Branch of the Commission upon the payment of certain fees prescribed by the Commission. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0300. In addition the Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other documents filed electronically with the Commission, including the Registration Statement. The Company intends to furnish our shareholders with annual reports containing financial statements audited by our independent public accountants and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.


                                               REUBEN E. PRICE & CO.
REUBEN E. PRICE, C.P.A. (1904-1986)       PUBLIC ACCOUNTANCY CORPORATION               MEMBERS
         ________                                  FOUNDED 1942                 AMERICAN INSTITUTE OF
RICHARD A. PRICE                                                            CERTIFIED PUBLIC ACCOUNTANTS
                                                703 MARKET STREET                      _______
                                             SAN FRANCISCO, CA 94103           SECURITIES AND EXCHANGE
                                                    ________                 COMMISSION PRACTICE SECTION
                                                 (415) 982-3556              OF THE AMERICAN INSTITUTE OF
                                               FAX (415) 957-1178            CERTIFIED PUBLIC ACCOUNTANTS
                                                                                        _______
                                                                                 CALIFORNA SOCIETY OF
                                                                             CERTIFIED PUBLIC ACCOUNTANTS


                          INDEPENDENT AUDITORS' REPORT

Board of Directors
World Wide Wireless Communications, Inc.

We have audited the accompanying balance sheet of World Wide Wireless Communications Inc. (A Development Stage Company), as of September 30, 1999, and the related statements of operations, statements of cash flows, and statements of stockholders' equity for the years September 30, 1999 and 1998, and from inception on September 1, 1994 through September 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of World Wide Wireless Communications, Inc. as of September 30, 1999, and the results of its operations, cash flows, and stockholders' equity for the years September 30, 1999 and 1998, and from inception on September 1, 1994 through September 30, 1999 in conformity with generally accepted accounting principles.

As discussed in Note 2, the Company has been in the development stage since its inception on September 1, 1994. Realization of a major portion of the assets is dependent upon the Company's ability to meet its future financing requirements, and the success of future operations, the outcome of which cannot be determined at this time.

Reuben E. Price & Co.
January 24, 2000,

Except for Note 9 SUBSEQUENT EVENTS, Affiliations in new locations, Other, as to which the date is February 11, 2000

                     World Wide Wireless Communications Inc.
                          (A Development Stage Company)
                                  Balance Sheet

DRAFT

                                     Assets
                                                                   September 30,
                                                                       1999
                                                                    -----------
  Current Assets:
  Cash and cash equivalents                                         $   275,082
  Prepaid and other                                                      62,740
                                                                    -----------
     Total Current Assets                                               337,822
                                                                    -----------

  Fixed Assets:
  Furniture, fixtures and equipment                                      74,906
  Leasehold improvements                                                261,478
  Accumulated depreciation and amortization                             (13,506)
                                                                    -----------
     Total Fixed Assets                                                 322,878
                                                                    -----------

  Other Assets:
  Prepaid lease expense                                                 500,000
  Other                                                                  20,077
                                                                    -----------
     Total Other Assets                                                 520,077
                                                                    -----------

      Total Assets                                                  $ 1,180,777
                                                                    ===========


                      Liabilities and Stockholders' Equity

  Current Liabilities:
  Accrued expenses                                                  $   491,468
                                                                    -----------
      Total Current Liabilities                                         491,468
                                                                    -----------

  Long-Term Liabilities:
  Loan payable                                                          328,000
                                                                    -----------
      Total Long-Term Liabilities                                       328,000
                                                                    -----------

           Total Liabilities                                            819,468
                                                                    -----------

  Commitments and Contigencies                                             --

  Stockholders' Equity:
  Common stock, par value $ .001 per share,
   100,000,000 shares authorized, 71,183,943 issued
   and outstanding at September 30, 1999
                                                                         71,184
  Additional paid-in capital                                          7,049,266
  Deficit accumulated during development stage                       (6,759,141)
                                                                    -----------
    Total Stockholders' Equity                                          361,309
                                                                    -----------

      Total Liabilities  and Stockholders' Equity                   $ 1,180,777
                                                                    ===========


   The accompanying notes are an integral part of these financial statements.


                                               World Wide Wireless Communications Inc.
                                                    (A Development Stage Company)
                                                      Statements of Operations




DRAFT                                                                                                                 Cumulative
                                                                                                                         from
                                                                                                                     Inception on
                                                                          For the Year         For the Year        September 1, 1994
                                                                             Ended                 Ended                through
                                                                         September 30,         September 30,         September 30,
                                                                              1999                  1998                  1999
                                                                         ------------           ------------           ------------



Revenues                                                                 $       --             $       --             $       --
                                                                         ------------           ------------           ------------



General & Administrative Expenses                                          (2,383,330)              (353,075)            (6,765,842)

                                                                         ------------           ------------           ------------

Total Operating Expenses                                                   (2,383,330)              (353,075)            (6,765,842)
                                                                         ------------           ------------           ------------

Operating Loss                                                             (2,383,330)              (353,075)            (6,765,842)

Other Income                                                                        0                  6,701                  6,701
                                                                         ------------           ------------           ------------

Net Loss                                                                 $ (2,383,330)          $   (346,374)          $ (6,759,141)
                                                                         ============           ============           ============

Basic Loss Per Share                                                     $      (0.04)          $      (0.01)
                                                                         ============           ============

Basic Weighted Average Shares Outstanding                                  56,113,645             39,330,520
                                                                         ============           ============

Diluted Loss Per Share                                                   $      (0.04)          $      (0.01)
                                                                         ============           ============

Diluted Weighted Average Shares Outstanding                                56,411,173             39,330,520
                                                                         ============           ============

                             The accompanying notes are an integral part of these financial statements.

                                                                 31



                                    World Wide Wireless Communications, Inc.
                                          (A Development Stage Company)
                                            Statements of Cash Flows

     DRAFT
                                                                                                                    Cumulative
                                                                                                                        from
                                                                           For the Year        For the Year          Inception on
                                                                              Ended                Ended         September 1, 1994
                                                                           September 30,        September 30,            through
                                                                               1999                1998          September 30, 1999
                                                                           -----------          -----------          -----------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net Loss                                                                $(2,383,330)         $  (346,374)         $(6,759,141)
   Adjustments to reconcile net loss from operations
     to net cash used by operating activities:
     Common stock issued for services                                          615,996               30,400              646,396
     Depreciation and amortization expense                                      13,506                    0               13,506
   Changes in operating assets and liabilities:
     (Increase) in prepaid and other                                           (62,740)                   0              (62,740)
     (Increase) in prepaid lease expense                                      (500,000)                   0             (500,000)
     (Increase) in other assets                                                (20,077)                   0              (20,077)
     Increase  in accrued expenses                                               4,321                1,194              491,468
                                                                           -----------          -----------          -----------

     Net Cash (Used) by Operating Activities                                (2,332,324)            (314,780)          (6,190,588)
                                                                           -----------          -----------          -----------

CASH FLOWS FROM INVESTING ACTIVITIES:                                                0                    0                    0
                                                                           -----------          -----------          -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   (Increase) in fixed assets                                                 (336,384)                   0             (336,384)
   Proceeds from loan                                                          328,000                    0              328,000
   Proceeds from issuance of common stock                                    2,614,074              316,451            6,474,054
                                                                           -----------          -----------          -----------

     Net Cash Provided by Financing Activities                               2,605,690              316,451            6,465,670
                                                                           -----------          -----------          -----------

NET INCREASE IN CASH AND
   CASH EQUIVALENTS                                                            273,366                1,671              275,082

CASH AND CASH EQUIVALENTS
   AT BEGINNING OF PERIOD                                                        1,716                   45                    0
                                                                           -----------          -----------          -----------

CASH AND CASH EQUIVALENTS
   AT END OF PERIOD                                                        $   275,082          $     1,716          $   275,082
                                                                           ===========          ===========          ===========

SUPPLEMENTAL DISCLOSURES OF CASH
   FLOW INFORMATION
     Interest paid                                                         $      --            $      --            $      --
     Income taxes paid                                                     $      --            $      --            $      --




                   The accompanying notes are an integral part of these financial statements.

                                                                 32

                                              World Wide Wireless Communications, Inc.
                                                    (A Development Stage Company)
                                                 Statements of Stockholders' Equity


DRAFT
                                                                          Common Stock (1)
                                                          -------------------------------------------       Deficit
                                                                                                          Accumulated
                                                                                          Additional         during
                                                                                           Paid-in        Development      Total
                                                            Shares          Amount          Capital           Stage         Equity
                                                          ----------     -----------     -----------     ----------     -----------
Inception, September 1, 1994                                    --       $      --       $      --      $      --       $      --

Common stock issued to founders                            9,127,600           9,128                                          9,128

Net loss for the fiscal year
ended September 30, 1995                                      (5,721)                                                        (5,721)
                                                          ----------     -----------     -----------     ----------     -----------

Balance September 30, 1995                                 9,127,600           9,128               0         (5,721)          3,407

Common stock issued for cash
   at $2.65 a share                                          268,800             268         712,932                        713,200

Net loss for the fiscal year
ended September 30, 1996                                                                    (773,097)                      (773,097)
                                                          ----------     -----------     -----------     ----------     -----------

Balance September 30, 1996                                 9,396,400           9,396         712,932       (778,818)        (56,490)

Common stock issued for cash:
   at $2.65 a share                                           16,650              17          44,183                         44,200
   at $4.69 a share                                          586,160             586       2,749,414                      2,750,000

Common stock issued to above shareholders
  as anti-dilutive in recognization of
  market price devaluation                                27,000,783          27,001                                         27,001

Net loss for the fiscal year
ended September 30, 1997                                                                                 (3,250,619)     (3,250,619)
                                                          ----------     -----------     -----------     ----------     -----------

Balance September 30, 1997                                36,999,993          37,000       3,506,529     (4,029,437)       (485,908)

Issuance of common stock in reorganization                 8,024,000           8,024          13,427                         21,451

Common stock issued in private placement
   between $ .0667 and $.25 per share                      2,100,000           2,100         292,900                        295,000

Common stock issued for services                             218,000             218          30,182                         30,400

Net loss for the fiscal year
ended September 30, 1997                                                                                   (346,374)       (346,374)
                                                          ----------     -----------     -----------     ----------     -----------

Balance September 30, 1998                                47,341,993          47,342       3,843,038     (4,375,811)       (485,431)

Common stock issued in private placement
   between $ .05 and $.435 per share                      19,303,950          19,304       2,594,770                      2,614,074

Common stock issued for services                           4,538,000           4,538         611,458                        615,996

Net loss for the fiscal year ended
  September 30, 1999                                                                                     (2,383,330)     (2,383,330)
                                                          ----------     -----------     -----------     ----------     -----------

Balance, September 30, 1999                               71,183,943     $    71,184     $ 7,049,266     (6,759,141)    $   361,309
                                                          ==========     ===========     ===========     ==========     ===========

(1)  The common stock information has been retroactively restated to give effect to the reorganization of May 7, 1998 (See Note 2 to the financial statements).


                      The accompanying notes are an integral part of these financial statements.

                                                                 33

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Organization

         The financial statements presented are those of World Wide Wireless Communications, Inc., (the Company) (a development stage company). The Company is engaged in activities related to advanced wireless communications, including the acquisition of radio-frequency spectrum both in the United States and internationally. The Company also plans to license its Virtual Division Multiple Access "VDMA" chipset technology.

         Basic and Diluted Net Loss Per Share

         The calculation of basic and diluted net loss per share is in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share".

         The following data show the amounts used in computing loss per share and the effect on loss and the weighted average number of shares of dilutive potential common stock.

                  Loss from continuing operations                   $(2,383,330)
                                                                    ------------

                  Weighted average number of common
                           shares used in basic loss per share       56,113,645
                  Effect of dilutive securities:
                           Stock options                                297,528
                                                                    ------------

                  Weighted average number of common
                           shares and dilutive potential
                           common stock used in diluted
                           loss per share                            54,411,173
                                                                     ==========

         The following transactions occurred after fiscal years ended September 30, 1999 and 1998, which, had they taken place during fiscal 1999 and 1998, would have changed the number of shares used in the computations of loss per share:

                                                           1999           1998
                                                           ----           ----
                  Common shares issued in
                     private placement                  5,964,502     19,303,950
                  Common shares issued
                     for services                                      4,438,000
                  Debenture convertible into shares
                    issued in exchange for a
                    loan payable                           462,250
                  Options                                              3,200,000

         Cash Equivalents

         For purposes of the Statement of Cash Flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Balances in bank accounts may, from time to time, exceed federal insured limits. The Company has never experienced any loss, and believes its credit risk to be limited.

         Comprehensive  Income,  Statement of Financial Accounting Standards No.
         130

         The Company has no material components of other comprehensive income.

         Income Taxes

         The Company accounts for income taxes using Statement of Financial Accounting Standards No.109, "Accounting for Income Taxes". Under this statement, the liability method is used in accounting for income taxes.

         Fixed Assets

         Furniture, fixtures and equipment are depreciated over their useful lives of 5 to 10 years, using the straight-line method of depreciation. Leasehold improvements are amortized over a 5-year period that coincides with the initial period of the lease, using the straight-line method of amortization.

         Long-Lived Assets

         The Company reviews its long-lived assets on an annual basis to determine any impairment in accordance with Statement of Financial Accounting Standards No. 121.

         Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Fair Value of Financial Instruments

         For cash and cash equivalents and accrued expenses, the carrying amounts in the Balance Sheet represent their fair market value. The carrying amount of the loan payable approximates fair value because of similar current rates at which the Company could borrow funds with consistent remaining maturities.

NOTE 2 - REORGANIZATION

         On May 7, 1998, the Company entered into a reverse merger transaction, whereby it acquired control of a public shell. The reorganization resulted in the issuance of 36,999,993 shares of common stock, representing 82.2% of the total shares outstanding. The value of $21,451 assigned to the 8,024,000 shares, or 17.8% retained by the public shell shareholders, represents the net assets acquired from the public shell. The reorganization was accounted for as a reverse merger under the purchase method.

         The Company has been in the development stage since its formation on September 1, 1994. It is primarily engaged in activities related to advanced wireless communications, including the acquisition of radio-frequency spectrum both in the United States and internationally. The Company also plans to license its Virtual Division Multiple Access "VDMA" chipset technology.

         The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.

         The Company has experienced losses since inception, and had an accumulated deficit of $6,759,141 at September 30, 1999. Net losses are expected for the foreseeable future. Management plans to continue the implementation of its business plan to place the company's assets in service to generate related revenue. Simultaneously, the Company is continuing to secure the additional required capital through sales of common stock through the current operating cycle.


NOTE 3 - COMMITMENTS AND CONTINGENCIES

         Litigation

         On April 12, 1999, the Company, under terms of a Settlement and General Release, issued 825,000 shares of common stock to a former director and a former employee for compensation, approximating $81,000, at a per share price of $0.098. This per share price is in line with the sale of common stock for cash at this period of time.

         On May 25, 1999, the Company, under terms of a Compromise and Settlement Agreement, issued 750,000 shares of common stock to cover approximately $310,000 of various outstanding obligations of the Company to Corporate Solutions, LLC for services rendered, at a per share price of $0.40. This per share price is in line with the sale of common stock for cash at this period of time.

         In November 1998, the Company and its predecessor affiliates filed an action against the lessor of its leases for the Concord and San Marcos, California multipoint distribution service (MDS) channels. The complaint alleged breach of contract as well as intentional and negligent interference with prospective economic advantage. The Company also sought a preliminary injunction as a result of the lessor's assertion that the predecessor companies and the Company were in default on said leases. The Superior Court of California for the County of Los Angeles issued a preliminary injunction against the lessor to restrain it from taking any further action against the Company and its predecessors. Thereafter, the lessor cross-complained against the Company and its predecessors alleging breach of contract. The preliminary injunction of the Company against the lessor remained in effect until December 9, 1999, when a settlement agreement was signed.

         The settlement provided for the Company to pay $27,375 to the lessor, relating to lease obligations. This amount is recorded as an expense in the financial statements for the fiscal years ended September 30 1998 and 1999. The Company further agreed to sign a consulting agreement with the lessor for one year, whereby the Company will issue the equivalent of $20,000 of its restricted common stock, the value of which is to be computed at 80% of the market value of the Company's unrestricted shares. Additionally, under this consulting agreement, the Company agreed to execute a promissory note in favor of the lessor in the amount of $40,000, payable at $1,000 per month, commencing December 1, 1999, with a final payment of $28,000 on December 1, 2000.

         The Company borrowed from Credit Bancorp $328,000 in August 1999 and $412,000 in October 1999. The terms of this loan are 7% interest per annum payable, semiannually on the last day of February and September, with the principal due September 30, 2002. On August 26, 1999, the Company filed suit against Credit Bancorp, in U.S. District Court in San Francisco, regarding improprieties on the part of Credit Bancorp relating to the August 1999 loan. The case was settled on October 11, 1999. As part of the settlement agreement, Credit Bancorp agreed to convert the original loans granted to the Company to a convertible debenture in the amount of $740,000. On October 11, 1999, the Company issued a convertible unsecured debenture for $740,000 to Credit Bancorp in settlement of this obligation. The terms of this convertible unsecured debenture are 7% interest per annum payable semiannually on the last day of February and September, with the principal due September 30, 2002. All amounts of unpaid principal and accrued interest of this debenture are convertible at any time at the conversion price of $1.60 per share of unregistered, restricted shares of the Company's stock, adjusted for any stock splits.

         In November 1999, the Securities and Exchange Commission (SEC) filed suit against Credit Bancorp alleging violations of various securities laws in connection with its actions in relation to the Company (and others), and seeking various forms of relief including disgorgement of its illegal gains. At this time, management believes that if the suit is successful, certain benefits may accrue to the Company, including the cancellation of the $740,000 convertible debenture.

         Operating Leases

         The Company's office space at One Post Street, San Francisco, was leased on a month to month basis. The Company vacated these offices on August 31, 1999. The actual rent paid, for the fiscal year ended September 30, 1999, was $22,341.

         In April 1999, the Company entered into a 5-year lease for approximately 6,000 square feet of office space in Jack London Square, Oakland, California. The lease commenced on June 5, 1999. The triple net rental agreement is for $10,038 per month during the first year. The lease provides for an annual increase based on the indexed cost of living adjustments. Additionally, the lease provides for the landlord's participation in partial reimbursement over the terms of the lease to the Company for leasehold improvements paid by the Company. The Company commenced its occupancy of this space on September 1, 1999. The minimum annual rent is $120,456 for the fiscal years ended September 30, 2000, 2001, 2002 and 2003, and $81,642 for the period October 1, 2003 to June 4, 2004.

         The Company leases (under assignment) all of the channel capacity for certain multipoint distribution service (MDS) and multi-channel multipoint distribution service (MMDS) channels from three carriers that are licensed by the FCC as specified in 47 C.F.R. Paragraph 21.901(b). These MDS/MMDS leases provide for a monthly lease fee of 2% of gross subscriber revenue or a minimum monthly rental aggregating approximately $1,150. The minimum aggregate annual rent is $13,800 for 1999, $67,160 for 2000, and $9,500 for 2001, adjusted annually by changes in the Consumer Price Index. Each of the leases contain three ten-year renewal options, and an option to purchase each license for $225,000, adjusted upon changes in the Consumer Price Index since lease inception.

         In conjunction with the MDS/MMDS licenses, the Company has acquired (under assignment) transmission sites in the geographical areas covered by the licenses. These site leases have varying terms and conditions, and at September 30, 1999, the minimum annual rental is $42,000 per fiscal year ending September 30, 2000 through 2004.

         Rents paid for fiscal years ended September 30, 1999 and 1998 are as follows:

                                                                 1999       1998
                                                             --------   --------
                   Former office location, San Francisco     $ 22,341   $ 10,163
                   Current office location, Oakland            38,814          0
                   Distribution service channel leases         21,300      2,859
                   Transmission sites                          42,000     10,406
                                                             --------   --------
                   Total                                     $124,455   $ 23,428
                                                             ========   ========

         The minimum annual rentals under current lease obligations for future fiscal years ended September 30 are as follows:


                                                    2000            2001          2002           2003           2004       Remainder
                                                    ----            ----          ----           ----           ----       ---------

           Current office location, Oakland       $120,456       $120,456       $120,456       $120,456       $ 81,842       None
           Distribution service channel leases      67,160          9,500              0              0              0       None
           Transmission sites                       42,000         42,000         42,000         42,000         42,000       None
                                                  --------       --------       --------       --------       --------       ----
           Total                                  $229,616       $171,956       $164,456       $164,456       $123,842       None
                                                  ========       ========       ========       ========       ========       ====


NOTE 4-  STOCKHOLDERS EQUITY

         During the fiscal year ended September 30, 1999, the Company sold 19,303,950 shares of its common stock for net cash proceeds of $2,614,074 and issued 4,538,000 shares of its common stock for services at an aggregate value of $615,996. Stock issued for services was at the cash price for the shares at the time of issuance.

         During the fiscal year ended September 30, 1998, the Company sold 2,100,000 shares of its common stock for net cash proceeds of $295,000 and issued 218,000 shares of its common stock for services at an aggregate value of $30,400. Stock issued for services was at the cash price for the shares at the time of issuance.

NOTE 5-  PREPAID LEASE EXPENSE

         On November 25, 1998, the Company entered into an option agreement with Shekinah Network to pay $500,000 to lease eight Instructional Television Fixed Service (ITFS) channels for the Company's high-speed wireless internet connections, as authorized by the Federal Communication Commission (FCC). This agreement also provides the Company an exclusive option to lease excess capacity on Shekinah's remaining thirty-two ITFS channels, as they become available. The monthly minimum transmission fee to be paid to Shekinah for each license or application optioned, will be five percent (5%) of the gross system receipts or five hundred dollars, whichever is greater. Amortization of the licenses will begin when the available channels are placed in service, which management expects to begin in approximately April 2000.

         ITFS licenses can only be owned by FCC approved educational, religious or non-profit entities. In the event FCC rules and regulations change to allow commercial companies to own these licenses or the Company establishes an educational, religious or non-profit affiliate, the agreement also provides the Company an option to pay Shekinah $150,000 per-market or channel group on an individual basis or $3,500,000 for all forty channels. The option period extends for ten years, with three additional ten-year term renewals.

NOTE 6-  INCOME TAXES

         A reconciliation between the actual income tax benefit and the federal statutory rate follows:

                                                Fiscal years ended September 30,
                                                --------------------------------
                                                      1999            1998
                                                      ----            ----
                                                 Amount   %      Amount    %
                                                 ------   -      ------    -
               Computed income tax benefit at
                  statutory rate                 810,332  34%    117,767   34%

               Operating loss with no current
                  tax benefit                   -810,332 -34%   -117,767  -34%
                                               -------------------------------

              Income tax benefit                  None             None
                                                 -----            ----

         At September 30 1999, the Company had a net operating loss carryforward for federal tax purposes of approximately $6,760,000 which if unused to offset future taxable income, will expire between the years 2010 to 2019, and approximately $2,154,000 for state tax purposes, which will expire if unused in 2004 and 2005. A valuation allowance has been recognized to offset the related deferred tax assets due to the uncertainty of realizing any benefit therefrom. During 1999 and 1998, no changes occurred in the conclusions regarding the need for a 100% valuation allowance in all tax jurisdictions.

         Under section 382 of the Internal Revenue Code, the utilization of net operating loss carryforwards is limited after an ownership change, as defined, to an annual amount equal to the market value of the loss corporation's outstanding stock immediately before the date of the ownership change multiplied by the highest Federal long-term tax exempt rate in effect for any month in the 3 calendar month period ending in the calendar month in which the ownership change occurred. Due to the ownership changes as a result of the May 1998 reorganization and subsequent stock issuances, any future realization of the Company's net operating losses will be severely limited.

         Significant components of the Company's deferred tax assets are as follows:

                                                Fiscal years ended September 30,
                                                       1999             1998
                                                       ----             ----

              Net operating loss carryforwards      $2,383,330      $346.374

              Valuation allowance                   (2,383,330)     (346,374)
                                                 ----------------------------

              Net deferred tax assets                        0             0
                                                 ----------------------------

NOTE 7 - ACCRUED EXPENSES

             Accrued expenses consist of the following:
             Professional fees                           $191,601
             Payroll and related payroll taxes           $104,986
             Leasehold Improvements                      $ 55,288
             Other                                       $139,593
                                                         --------
             Total                                       $491,468
                                                         ========

NOTE 8 - STOCK OPTION PLANS

         Nonstatutory Stock Options

         The Company has issued stock options under nonstatutory stock option agreements. The options are granted at the fair market value of the shares at the date the option is granted. The options are granted for a period of 5 years, and are fully exercisable during the term of the option period or within thirty (30) days of the participant's resignation or termination.

         Combined transactions in non-employee options for the fiscal years ended September 30, 1999 and 1998 are as follows:

                                                     1999              1998
                                             -----------------------------------
                                             Number   Average  Number  Average
                                               of     Exercise   of    Exercise
                                             Shares   Price    Shares  Price
                                             ------   -----    ------  -----
          Options outstanding October 1           -       -        -       -
          Granted                            500,000  0.095        -       -
          Cancelled                               -       -        -       -
          Exercised                               -       -        -       -
                                             --------------------------------

          Options outstanding September 30   500,000  0.095        -       -
                                             =======  =====    =======  =====


         Combined transactions in employee options for the fiscal years ended September 30, 1999 and 1998 are as follows:

                                                 1999              1998
                                            ------------------------------------
                                            Number   Average  Number  Average
                                              of     Exercise  of     Exercise
                                            Shares   Price    Shares  Price
                                            ------   -----    ------  -----
         Options outstanding October 1           -        -        -       -
         Granted                            2,700,000  0.095       -       -
         Cancelled                               -       -         -       -
         Exercised                               -       -         -       -
                                            --------------------------------

         Options outstanding September 30   2,700,000  0.095       -       -
                                            =========  =====   =======  =====

         Incentive Stock Plan

         The Company adopted an incentive stock plan on August 5, 1998, which has not yet been approved by the shareholders. The options are granted at the fair market value of the shares at the date that the option is granted. The options are granted for a period of 10 years, and are exercisable after one year from the date of grant, at a vested rate of 20% per year during the term of the option period or within thirty (30) days of the participant's resignation or termination. The Company has limited the number of shares under this plan to 3,000,000 shares of its capital stock for this plan. The number of shares of stock covered by each outstanding option, and the exercise price per share thereof set forth in each such option, shall be proportionately adjusted for any stock split, and or, stock dividend. As of September 30, 1999, the Company did not issue any options under this plan; however, subsequent to the date of this financial statement, options, for 800,000 shares of common stock, were granted under the incentive stock plan to an employee within his employment agreement, but are being treated as nonstatutory stock options until the incentive stock plan is approved by the shareholders.

         Compensation Costs

         The Company applies APB Opinion 25 in accounting for its stock compensation plans discussed above. Accordingly, no compensation costs have recognized for these plans in 1999 or 1998. Had compensation costs been determined on the basis of fair value pursuant to FASB Statement No. 123, net loss and loss per share would have been increased as follows:

                                                  1999               1998
                                                  ----               ----

                  Net loss:
                           As reported          $2,383,330        $346,374
                                                ==========        ========

                           Pro forma            $2,441,575        $346,374
                                                ==========        ========

                  Basic loss per share:
                           As reported             $(0.04)          $(0.01)
                                                   =======          =======

                           Pro forma               $(0.04)          $(0.01)
                                                   =======          =======

                  Diluted loss per share:
                           As reported             $(0.04)          $(0.01)
                                                   =======          =======

                           Pro forma               $(0.04)          $(0.01)
                                                   =======          =======

         The fair value of each option granted is estimated on the grant date using the Black-Scholls model. The following assumptions were made in estimating fair value.


                  Assumption                          Plans

                  Dividend yield                        0%
                  Risk-free interest rate               7%
                  Expected life 5 years
                  Expected volatility                  97%

NOTE 9 - SUBSEQUENT EVENTS

         Affiliations in new locations

         Argentina

         On November 30, 1999, the Company entered into an agreement to acquire a controlling interest in Infotel Argentina S.A., a Buenos Aires based company which owns MMDS licenses in eight of the largest Argentine cities including Buenos Aires. The purchase price was $1,500,000, of which $900,000 was paid in cash and $600,000 is to be paid in shares of restricted stock of the Company.

                  As of the date of these financial statements, the Company has been unable to acquire the affiliate's financial information, prepared in accordance with U.S. generally accepted accounting principles, and therefore has chosen to omit pro forma financial information with regards to this acquisition.

         Brazil

         On January 20, 2000, the Company, subject to certain conditions, entered into an agreement to acquire 100% of the stock of Comunicacoes 100Fio Ltda., a Brazilian telecommunications company based in Sao Paulo which owns national licenses to operate Specialized Circuit and Network Services in Brazil, and is in the process of acquiring specific frequencies. The Company agreed to pay the sellers 150,000 shares of the Company's stock and $150,000 cash within 60 days after acquisition of the first frequency license, and certain other performance-based amounts within the first year of acquisition.

         As of the date of these financial statements, the Company has been unable to acquire the affiliate's financial information, prepared in accordance with U.S. generally accepted accounting principles, and therefore has chosen to omit pro forma financial information with regards to this acquisition.

         Other

         On February 10, 2000, the Company signed letters of intent to purchase a Mexican telecommunications company, Especialistas En Communicaciones Y Servicos, S.A. (ECOS), and a Peruvian telecommunications company, Digital Way S.A. These acquisitions are contingent upon the execution of final agreements, as well as the approval of the relevant foreign government agencies.

                          INTERIM FINANCIAL STATEMENTS

                     World Wide Wireless Communications Inc.
                          (A Development Stage Company)
                                  Balance Sheet
                                    UNAUDITED
                             Prepared by Management


                                     Assets
                                                               December 31, 1999
                                                               -----------------
Current Assets:
     Cash and cash equivalents                                      $   337,103
     Prepaid and other                                                    2,160
                                                                    -----------

        Total Current Assets                                            339,263
                                                                    -----------

Fixed Assets:
     Furniture, fixtures and equipment                                  172,355
     Leasehold improvements                                             278,549
     Accumulated depreciation and amortization                          (35,409)
                                                                    -----------

        Total Fixed Assets                                              415,495
                                                                    -----------

Other Assets:
     Prepaid lease expense                                              500,000
     Investment                                                       1,200,000
     Other                                                               20,077
                                                                    -----------

        Total Other Assets                                            1,720,077
                                                                    -----------

         Total Assets                                               $ 2,474,835
                                                                    ===========


                      Liabilities and Stockholders' Equity

Current Liabilities:
     Accrued expenses                                               $   359,151
                                                                    -----------

         Total Current Liabilities                                      359,151
                                                                    -----------

Long-Term Liabilities:
     CLoanrpayableebenture                                              740,000
                                                                    -----------

         Total Long-Term Liabilities                                    740,000
                                                                    -----------

              Total Liabilities                                       1,099,151
                                                                    -----------

Commitments and Contigencies                                               --

Stockholders' Equity:
     Common stock, par value $.001 per share                             73,889
      100,000,000 shares authorized, 73,888,973 issued
      and outstanding at December 31, 1999
     Additional paid-in capita                                        8,890,125
     Deficit accumulated during development stage                    (7,588,330)
                                                                    -----------

       Total Stockholders' Equity                                     1,375,684
                                                                    -----------

         Total Liabilities  and Stockholders' Equity                $ 2,474,835
                                                                    ===========


   The accompanying notes are an integral part of these financial statements.


                                               World Wide Wireless Communications Inc.
                                                    (A Development Stage Company)
                                                       Statement of Operations
                                                              UNAUDITED
                                                       Prepared by Management

                                                                                                                       Cumulative
                                                                                                                         from
                                                                         For the Quarter       For the Quarter       Inception on
                                                                             Ended                 Ended           September 1, 1994
                                                                         December 31,          December 31,              through
                                                                             1999                  1998            December 31, 1999
                                                                         ------------           ------------           ------------

Revenues                                                                 $       --             $       --             $       --
                                                                         ------------           ------------           ------------



General & Administrative Expenses                                            (829,189)              (358,615)            (7,595,031)

                                                                         ------------           ------------           ------------

Total Operating Expenses                                                     (829,189)              (358,615)            (7,595,031)
                                                                         ------------           ------------           ------------

Operating Loss                                                               (829,189)              (358,615)            (7,595,031)

Other Income                                                                        0                  6,701                  6,701
                                                                         ------------           ------------           ------------

Net Loss                                                                 $   (829,189)          $   (351,914)          $ (7,588,330)
                                                                         ============           ============           ============

Basic Loss Per Share                                                     $      (0.01)          $      (0.01)
                                                                         ============           ============

Basic Weighted Average Shares Outstanding                                  71,791,046             52,723,058
                                                                          ============           ============

Diluted Loss Per Share                                                   $      (0.01)          $      (0.01)
                                                                         ============           ============

Diluted Weighted Average Shares Outstanding                                74,991,046             55,098,058
                                                                         ============           ============


                             The accompanying notes are an integral part of these financial statements.



                                           World Wide Wireless Communications, Inc.
                                                (A Development Stage Company)
                                                   Statements of Cash Flows
                                                          UNAUDITED
                                                    Prepared by Management

                                                                                                                        Cumulative
                                                                                                                           from
                                                                            For the Quarter     For the Quarter       Inception on
                                                                                 Ended                Ended        September 1, 1994
                                                                             December 31,        December 31,           through
                                                                                 1999                1998          December 31, 1999
                                                                              -----------          -----------          -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net Loss                                                                   $  (829,189)         $  (358,615)         $(7,588,330)
   Adjustments to reconcile net loss from operations
     to net cash used by operating activities:
     Common stock issued for services                                              15,910                    0              662,306
     Common stock issued for investment                                           600,000              600,000
     Depreciation and amortization expense                                         21,903                    0               35,409
   Changes in operating assets and liabilities:
     (Increase)/ decrease in prepaid and other                                     60,580                    0               (2,160)
     (Increase) in prepaid lease expense                                                0             (500,000)            (500,000)
     (Increase) in other assets                                                         0                    0              (20,077)
     Increase/ (decrease)  in accrued expenses                                   (132,317)             424,546              359,151
                                                                              -----------          -----------          -----------

     Net Cash (Used) by Operating Activities                                     (263,113)            (434,069)          (6,453,701)
                                                                              -----------          -----------          -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   (Increase) in investments                                                   (1,200,000)                   0           (1,200,000)
                                                                              -----------          -----------          -----------


CASH FLOWS FROM FINANCING ACTIVITIES:
   (Increase) in fixed assets                                                    (114,520)                   0             (450,904)
   Proceeds from loan                                                             412,000                    0              740,000
   Proceeds from issuance of common stock                                       1,227,654              602,273            7,701,708
                                                                              -----------          -----------          -----------

     Net Cash Provided by Financing Activities                                  1,525,134              602,273            7,990,804
                                                                              -----------          -----------          -----------

NET INCREASE IN CASH AND
   CASH EQUIVALENTS                                                                62,021              168,204              337,103

CASH AND CASH EQUIVALENTS
   AT BEGINNING OF PERIOD                                                         275,082                1,716                    0
                                                                              -----------          -----------          -----------

CASH AND CASH EQUIVALENTS
   AT END OF PERIOD                                                           $   337,103          $   169,920          $   337,103
                                                                              ===========          ===========          ===========

SUPPLEMENTAL DISCLOSURES OF CASH
   FLOW INFORMATION
     Interest paid                                                            $      --            $      --            $      --
     Income taxes paid                                                        $      --            $      --            $      --


                          The accompanying notes are an integral part of these financial statements.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Organization

         The financial statements presented are those of World Wide Wireless Communications, Inc., (the Company) (a development stage company). The Company is engaged in activities related to advanced wireless communications, including the acquisition of radio-frequency spectrum both in the United States and internationally. The Company also plans to license its Virtual Division Multiple Access "VDMA" chipset technology.


         Basic and Diluted Net Loss Per Share

         The calculation of basic and diluted net loss per share is in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share".

         The following data show the amounts used in computing loss per share and the effect on loss and the weighted average number of shares of dilutive potential common stock.

                  Loss from continuing operations                     $(829,189)
                                                                      ----------

                  Weighted average number of common
                           shares used in basic loss per share        71,791,046
                  Effect of dilutive securities:
                           Stock options                               3,200,000
                                                                     -----------

                  Weighted average number of common
                           shares and dilutive potential
                           common stock used in diluted
                           loss per share                             74,991,046
                                                                      ==========


         The following transactions occurred after quarters ended December 31, 1999 and 1998, which, had they taken place during the quarters ended December 31, 1999 and 1998, would have changed the number of shares used in the computations of loss per share:

                                                        1999             1998
                                                        ----             ----
         Common shares issued in
            private placement                        3,259,742        17,958,072
         Common shares issued
              for services                                             4,538,000
         Debenture convertible into shares
           issued in exchange for a
           loan payable                               462,250            462,250
         Options                                                       3,200,000

         Cash Equivalents

         For purposes of the Statement of Cash Flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Balances in bank accounts may, from time to time, exceed federal insured limits. The Company has never experienced any loss, and believes its credit risk to be limited.

         Comprehensive  Income,  Statement of Financial Accounting Standards No.
         130

         The Company has no material components of other comprehensive income.

         Income Taxes

         The Company accounts for income taxes using Statement of Financial Accounting Standards No.109, "Accounting for Income Taxes". Under this statement, the liability method is used in accounting for income taxes.

         Fixed Assets

         Furniture, fixtures and equipment are depreciated over their useful lives of 5 to 10 years, using the straight-line method of depreciation. Leasehold improvements are amortized over a 5-year period that coincides with the initial period of the lease, using the straight-line method of amortization.

         Long-Lived Assets

         The Company reviews its long-lived assets on an annual basis to determine any impairment in accordance with Statement of Financial Accounting Standards No. 121.

         Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Fair Value of Financial Instruments

         For cash and cash equivalents and accrued expenses, the carrying amounts in the Balance Sheet represent their fair market value. The carrying amount of the loan payable approximates fair value because of similar current rates at which the Company could borrow funds with consistent remaining maturities.

NOTE 2 - REORGANIZATION

         On May 7, 1998, the Company entered into a reverse merger transaction, whereby it acquired control of a public shell. The reorganization resulted in the issuance of 36,999,993 shares of common stock, representing 82.2% of the total shares outstanding. The value of $21,451 assigned to the 8,024,000 shares, or 17.8% retained by the public shell shareholders, represents the net assets acquired from the public shell. The reorganization was accounted for as a reverse merger under the purchase method.

         The Company has been in the development stage since its formation on September 1, 1994. It is primarily engaged in activities related to advanced wireless communications, including the acquisition of radio-frequency spectrum both in the United States and internationally. The Company also plans to license its Virtual Division Multiple Access "VDMA" chipset technology.

         The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.

         The Company has experienced losses since inception, and had an accumulated deficit of $7,588,330 at December 31, 1999. Net losses are expected for the foreseeable future. Management plans to continue the implementation of its business plan to place the company's assets in service to generate related revenue. Simultaneously, the Company is continuing to secure the additional required capital through sales of common stock through the current operating cycle.

NOTE 3 - COMMITMENTS AND CONTIGENCIES

         Litigation

         In November 1998, the Company and its predecessor affiliates filed an action against the lessor of its leases for the Concord and San Marcos, California multipoint distribution service (MDS) channels. The complaint alleged breach of contract as well as intentional and negligent interference with prospective economic advantage. The Company also sought a preliminary injunction as a result of the lessor's assertion that the predecessor companies and the Company were in default on said leases. The Superior Court of California for the County of Los Angeles issued a preliminary injunction against the lessor to restrain it from taking any further action against the Company and its predecessors. Thereafter, the lessor cross-complained against the Company and its predecessors alleging breach of contract. The preliminary injunction of the Company against the lessor remained in effect until December 9, 1999, when a settlement agreement was signed.

         The settlement provided for the Company to pay $27,375 to the lessor, relating to lease obligations. This amount is recorded as an expense in the financial statements for the fiscal years ended September 30 1998 and 1999. The Company further agreed to sign a consulting agreement with the lessor for one year, whereby the Company will issue the equivalent of $20,000 of its restricted common stock, the value of which is to be computed at 80% of the market value of the Company's unrestricted shares. Additionally, under this consulting agreement, the Company agreed to execute a promissory note in favor of the lessor in the amount of $40,000, payable at $1,000 per month, commencing December 1, 1999, with a final payment of $28,000 on December 1, 2000.

         The Company borrowed from Credit Bancorp $328,000 in August 1999 and $412,000 in October 1999. The terms of this loan are 7% interest per annum payable, semiannually on the last day of February and September, with the principal due September 30, 2002. On August 26, 1999, the Company filed suit against Credit Bancorp, in U.S. District Court in San Francisco, regarding improprieties on the part of Credit Bancorp relating to the August 1999 loan. The case was settled on October 11, 1999. As part of the settlement agreement, Credit Bancorp agreed to convert the original loans granted to the Company to a convertible debenture in the amount of $740,000. On October 11, 1999, the Company issued a convertible unsecured debenture for $740,000 to Credit Bancorp in settlement of this obligation. The terms of this convertible unsecured debenture are 7% interest per annum payable semiannually on the last day of February and September, with the principal due September 30, 2002. All amounts of unpaid principal and accrued interest of this debenture are convertible at any time at the conversion price of $1.60 per share of unregistered, restricted shares of the Company's stock, adjusted for any stock splits.

         In November 1999, the Securities and Exchange Commission (SEC) filed suit against Credit Bancorp alleging violations of various securities laws in connection with its actions in relation to the Company (and others), and seeking various forms of relief including disgorgement of its illegal gains. At this time, management believes that if the suit is successful, certain benefits may accrue to the Company, including the cancellation of the $740,000 convertible debenture.

         Operating Leases

         The Company's office space at One Post Street, San Francisco, was leased on a month to month basis. The Company vacated these offices on August 31, 1999. The actual rent paid, for the fiscal year ended September 30, 1999, was $22,341.

         In April 1999, the Company entered into a 5-year lease for approximately 6,000 square feet of office space in Jack London Square, Oakland, California. The lease commenced on June 5, 1999. The triple net rental agreement is for $10,038 per month during the first year. The lease provides for an annual increase based on the indexed cost of living adjustments. Additionally, the lease provides for the landlord's participation in partial reimbursement over the terms of the lease to the Company for leasehold improvements paid by the Company. The Company commenced its occupancy of this space on September 1, 1999. The minimum annual rent is $120,456 for the fiscal years ended September 30, 2000, 2001, 2002 and 2003, and $81,642 for the period October 1, 2003 to June 4, 2004.

         The Company leases (under assignment) all of the channel capacity for certain multipoint distribution service (MDS) and multi-channel multipoint distribution service (MMDS) channels from three carriers that are licensed by the FCC as specified in 47 C.F.R. Paragraph 21.901(b). These MDS/MMDS leases provide for a monthly lease fee of 2% of gross subscriber revenue or a minimum monthly rental aggregating approximately $1,150. The minimum aggregate annual rent is $13,800 for 1999, $67,160 for 2000, and $9,500 for 2001, adjusted annually by changes in the Consumer Price Index. Each of the leases contain three ten-year renewal options, and an option to purchase each license for $225,000, adjusted upon changes in the Consumer Price Index since lease inception.

         In conjunction with the MDS/MMDS licenses, the Company has acquired (under assignment) transmission sites in the geographical areas covered by the licenses. These site leases have varying terms and conditions, and at September 30, 1999, the minimum annual rental is $42,000 per fiscal year ending September 30, 2000 through 2004.


         Rents paid for quarters ended December 31, 1999 and 1998 are as follows:

                                                             1999           1998
                                                         --------       --------
              Former office location, San Francisco      $      0       $  5,540
              Current office location, Oakland             32,115              0
              Distribution service channel leases          26,643              0
              Transmission sites                           50,500          2,625
                                                         --------       --------
              Total                                      $109,258       $  8,165
                                                         ========       ========

         The minimum annual rentals under current lease obligations for future fiscal years ended September 30 are as follows:

                                                    2000          2001            2002            2003          2004       Remainder
                                                    ----          ----            ----            ----          ----       ---------

          Current office location, Oakland        $120,456       $120,456       $120,456       $120,456       $ 81,842       None
          Distribution service channel leases       67,160          9,500              0              0              0       None
          Transmission sites                        42,000         42,000         42,000         42,000         42,000       None
                                                  --------       --------       --------       --------       --------
          Total                                   $229,616       $171,956       $164,456       $164,456       $123,842       None
                                                  ========       ========       ========       ========       ========

NOTE 4-  STOCKHOLDERS EQUITY

         During the quarter ended December 31, 1999, the Company sold 2,150,485 shares of its common stock for net cash proceeds of $1,227,654. The Company also issued 454,545 shares of its common stock for an aggregate value of $600,000 as a partial payment for an investment in a telecommunications company. The Company issued 100,000 shares of its common stock for services at an aggregate value of $15,910. Stock issued for the investment was at the market price on the day of issuance. Stock issued for services was at the cash price for the shares at the time of issuance.

         During the quarter ended December 31, 1998, the Company sold 7,310,650 shares of its common stock for net cash proceeds of $602,273.

NOTE 5-  PREPAID LEASE EXPENSE

         On November 25, 1998, the Company entered into an option agreement with Shekinah Network to pay $500,000 to lease eight Instructional Television Fixed Service (ITFS) channels for the Company's high-speed wireless internet connections, as authorized by the Federal Communication Commission (FCC). This agreement also provides the Company an exclusive option to lease excess capacity on Shekinah's remaining thirty-two ITFS channels, as they become available. The monthly minimum transmission fee to be paid to Shekinah for each license or application optioned, will be five percent (5%) of the gross system receipts or five hundred dollars, whichever is greater. Amortization of the licenses will begin when the available channels are placed in service, which management expects to begin in approximately April 2000.

         ITFS licenses can only be owned by FCC approved educational, religious or non-profit entities. In the event FCC rules and regulations change to allow commercial companies to own these licenses or the Company establishes an educational, religious or non-profit affiliate, the agreement also provides the Company an option to pay Shekinah $150,000 per-market or channel group on an individual basis or $3,500,000 for all forty channels. The option period extends for ten years, with three additional ten-year term renewals.

NOTE 6-           INCOME TAXES

         A reconciliation between the actual income tax benefit and the federal statutory rate follows:

                                                Quarters ended December 31,
                                                ---------------------------
                                                    1999             1998
                                              Amount     %     Amount       %
         Computed income tax benefit at
            statutory rate                    281,924  34%     121,929    34%

         Operating loss with no current
            tax benefit                     -281,924  -34%    -121,929   -34%
                                            --------------------------------

         Income tax benefit                    None             None
                                              -----             ----

         At December 31 1999, the Company had a net operating loss carryforward for federal tax purposes of approximately $7,500,000 which if unused to offset future taxable income, will expire between the years 2010 to 2019, and approximately $2,154,000 for state tax purposes, which will expire if unused in 2004 and 2005. A valuation allowance has been recognized to offset the related deferred tax assets due to the uncertainty of realizing any benefit therefrom. During 1999 and 1998, no changes occurred in the conclusions regarding the need for a 100% valuation allowance in all tax jurisdictions.

         Under section 382 of the Internal Revenue Code, the utilization of net operating loss carryforwards is limited after an ownership change, as defined, to an annual amount equal to the market value of the loss corporation's outstanding stock immediately before the date of the ownership change multiplied by the highest Federal long-term tax exempt rate in effect for any month in the 3 calendar month period ending in the calendar month in which the ownership change occurred. Due to the ownership changes as a result of the May 1998 reorganization and subsequent stock issuances, any future realization of the Company's net operating losses will be severely limited.

         Significant components of the Company's deferred tax assets are as follows:

                                                     Quarters ended December 31,
                                                        1999              1998
                                                        ----              ----

                Net operating loss carryforwards     $ 829,189        $ 358,615

                Valuation allowance                   (829,189)        (358,615)
                                                     ---------        ---------

                Net deferred tax assets                      0                0
                                                     ---------        ---------

NOTE 7 - ACCRUED EXPENSES

         Accrued expenses consist of the following:
                  Professional fees                           $196,352
                  Payroll and related payroll taxes           $ 45,000
                  Other                                       $117,799
                                                              --------
                                    Total                     $359,151
                                                              ========

NOTE 8 - STOCK OPTION PLANS

         Nonstatutory Stock Options

         The Company has issued stock options under nonstatutory stock option agreements. The options are granted at the fair market value of the shares at the date the option is granted. The options are granted for a period of 5 years, and are fully exercisable during the term of the option period or within thirty (30) days of the participant's resignation or termination.


         Combined  transactions in  non-employee  options for the quarters ended
         December 30, 1999 and 1998 are as follows:

                                                    1999                      1998
                                            -------------------------------------------
                                            Number   Average           Number   Average
                                                 of  Exercise               of  Exercise
                                            Shares   Price             Shares   Price
                                            ------   -----             ------   -----
         Options outstanding October 1      500,000   0.095                 -       -
         Granted                                 -       -             500,000   0.095
         Cancelled                               -       -                  -       -
         Exercised                               -       -                  -       -
                                            ------------------------------------------

         Options outstanding September 30   500,000  0.095             500,000   0.095
                                            =======  =========         =======   =====

         Combined  transactions  in  employee  options  for the  quarters  ended
         December 30, 1999 and 1998 are as follows:

                                                    1999                       1998
                                            ---------------------------------------
                                            Number   Average           Number   Average
                                                 of  Exercise               of  Exercise
                                            Shares   Price             Shares   Price
                                            ------   -----             ------   -----
         Options outstanding October 1      2,700,000  0.095                -       -
         Granted                                 -       -             1,875,000  0.095
         Cancelled                               -       -                  -       -
         Exercised                               -       -                  -       -
                                            ------------------------------------------

         Options outstanding September 30   2,700,000  0.095           1,875,000  0.095
                                            =========  =====           =========  =====

         Incentive Stock Plan

         The Company adopted an incentive stock plan on August 5, 1998, which has not yet been approved by the shareholders. The options are granted at the fair market value of the shares at the date that the option is granted. The options are granted for a period of 10 years, and are exercisable after one year from the date of grant, at a vested rate of 20% per year during the term of the option period or within thirty (30) days of the participant's resignation or termination. The Company has limited the number of shares under this plan to 3,000,000 shares of its capital stock for this plan. The number of shares of stock covered by each outstanding option, and the exercise price per share thereof set forth in each such option, shall be proportionately adjusted for any stock split, and or, stock dividend. As of December 31, 1999, the Company did not issue any options under this plan; however, subsequent to the date of this financial statement, options, for 800,000 shares of common stock, were granted under the incentive stock plan to an employee within his employment agreement, but are being treated as nonstatutory stock options until the incentive stock plan is approved by the shareholders.

NOTE 8 -          STOCK OPTION PLANS (CONTINUED)

         Compensation Costs

         The Company applies APB Opinion 25 in accounting for its stock compensation plans discussed above. Accordingly, no compensation costs have recognized for these plans in 1999 or 1998. Had compensation costs been determined on the basis of fair value pursuant to FASB Statement No. 123, net loss and loss per share would have been increased for the quarters ended December 31, 1999 and 1998 as follows:

                                                       1999               1998
                                                       ----               ----

                  Net loss:
                           As reported               $  829,189        $351,914
                                                     ==========        ========

                           Pro forma                 $1,043,296        $422,091
                                                     ==========        ========

                  Basic loss per share:
                           As reported                  $(0.01)        $(0.01)
                                                        =======        =======

                           Pro forma                    $(0.01)        $(0.01)
                                                        =======        =======

                  Diluted loss per share:
                           As reported                  $(0.01)        $(0.01)
                                                        =======        =======

                           Pro forma                    $(0.01)        $(0.01)
                                                        =======        =======

         The fair value of each option granted is estimated on the grant date using the Black-Scholls model. The following assumptions were made in estimating fair value for the quarters ended December 31, 1999 and 1998.

                  Assumption                         Plans
                                                     1999              1998
                                                     ----              ----
                  Dividend yield                        0%               0%
                  Risk-free interest rate               7%               7%
                  Expected life                         5 years          5 years
                  Expected volatility                 280%              76%

NOTE 9 - INVESTMENT

         Argentina

         On November 30, 1999, the Company entered into an agreement to acquire a controlling interest in Infotel Argentina S.A., a Buenos Aires based company which owns MMDS licenses in eight of the largest Argentine cities including Buenos Aires. The purchase price was $1,500,000, of which $600,000 was paid in cash and $600,000 was paid in shares of restricted stock of the Company. The final $300,000 was paid subsequent to December 31, 1999.

         As of the date of these financial statements, the Company has been unable to acquire the affiliate's financial information, prepared in accordance with U.S. generally accepted accounting principles, and therefore has chosen to omit pro forma financial information with regards to this acquisition

NOTE 10 - SUBSEQUENT EVENTS

         Affiliations in new locations

         Brazil

         On January 20, 2000, the Company entered into an agreement to acquire 100% of the stock of Comunicacoes 100Fio Ltda., a Brazilian telecommunications company based in Sao Paulo which owns national licenses to operate Specialized Circuit and Network Services in Brazil, and is in the process of acquiring specific frequencies. The Company agreed to pay the sellers 150,000 shares of the Company's stock and $150,000 cash within 60 days after acquisition of the first frequency license, and certain other performance-based amounts within the first year of acquisition.

         As of the date of these financial statements, the Company has been unable to acquire the affiliate's financial information, prepared in accordance with U.S. generally accepted accounting principles, and therefore has chosen to omit pro forma financial information with regards to this acquisition

         Other

         On February 10, 2000, the Company signed letters of intent to purchase a Mexican telecommunications company, Especialistas En Communicaciones Y Servicos, S.A. (ECOS). This acquisition is contingent upon the execution of final agreements, as well as the approval of the relevant foreign government agencies.

         The Company is in the process of purchasing a Peruvian telecommunications company, Digital Way S.A. This acquisition, in progress, is contingent upon the approval of the relevant foreign government agencies.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our Bylaws provide that we may indemnify any director, officer, agent or employee against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon them in connection with any proceeding to which they may become involved by reason of their being or having been a director, officer, employee or agent of our Company. Moreover, our Bylaws provide that we shall have the right to purchase and maintain insurance on behalf of any such persons whether or not we would have the power to indemnify such person against the liability insured against. Insofar as indemnification for liabilities arising under the Securities Act, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Expenses of the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows, assuming the Maximum offering amount is sold:

Securities and Exchange Commission filing fee                            $ 4,000
Accountant's fees and expenses                                           $10,000
Legal fees and expenses                                                  $25,000
Printing                                                                 $ 5,000
Marketing expenses                                                       $10,000
Postage                                                                  $ 5,000
Miscellaneous                                                            $ 1,000
                                                                         -------
Total                                                                    $60,000

The Registrant will bear all expenses shown above.

Item 26.  RECENT SALES OF UNREGISTERED SECURITIES


a) The following information is given for all securities that we sold within the past three years without registering the securities under the Securities Act.

           Last                    First                    Issue                       Shares        Paid-In
           Name                     Name          Lot #      Date      Certificate      Issued        Capital     Services
-----------------------------------------------------------------------------------------------------------------------------
Hodges                     Dan                      1        1/13/1998      1               500,000          840
Anjakos                    Frank                    1        1/13/1998      2               500,000          840
Dhaliwal                   Jugit                    1        1/13/1998      3                 5,000            8
Holmes                     Angelo                   1        1/13/1998      4                50,000           83
Liu                        Mei Joan                 1        1/13/1998      5                10,000           17
Alphanet Communications                             1        1/13/1998      6                40,000           67
Sahota                     Nirmal S                 1        1/13/1998      7                 5,000            8
Dhaliwhal                  Gurdip                   1        1/13/1998      8                20,000           33
Roma                       Gurdip                   1        1/13/1998      9                10,000           17
Sangha                     Harmanjit                1        1/13/1998     10                10,000           17
Dhaliwal                   Hardial                  1        1/13/1998     11                 5,000            8



           Last                    First                    Issue                       Shares        Paid-In
           Name                     Name          Lot #      Date      Certificate      Issued        Capital     Services
-----------------------------------------------------------------------------------------------------------------------------
Kaila                      Jatinder                 1        1/13/1998     12                 5,000            8
Sidhu                      Jagir                    1        1/13/1998     13                10,000           17
Hairan                     Gurbaksh                 1        1/13/1998     14                10,000           17
Sidhu                      Kaljit                   1        1/13/1998     15                10,000           17
Dhaliwal                   Jaswant                  1        1/13/1998     16                10,000           17
Dinsa                      Resham                   1        1/13/1998     17                10,000           17
Sidhu                      Surjit                   1        1/13/1998     18                10,000           17
Hairan                     Sukhigiwan               1        1/13/1998     19                 5,000            8
Damri                      Sukhjit                  1        1/13/1998     20                10,000           17
Dhinsa                     Pakhar                   1        1/13/1998     21                10,000           17
Johal                      Baljit                   1        1/13/1998     22                10,000           17
Slavik                     Robert                   1        1/13/1998     23                10,000           17
Dhalieal                   Amirk                    1        1/13/1998     24                10,000           17
Singh                      Parmjit                  1        1/13/1998     25                10,000           17
Grewal                     Baldev                   1        1/13/1998     26                 5,000            8
Athwal                     Kulbir                   1        1/13/1998     27                10,000           17
Sahota                     Gopal                    1        1/13/1998     28                10,000           17
Maarsman                   Dan                      1        1/13/1998     29                20,000           33
Kanji                      Rahim                    1        1/13/1998     30                10,000           17
Grewal                     Balvinder                1        1/13/1998     31                20,000           33
Johal                      Nachhattar               1        1/13/1998     32                10,000           17
Johal                      Harinder                 1        1/13/1998     33                10,000           17
Kang                       Amandeep                14        4/13/1998   UP1016             384,000          642
Liu                        May Joan                14        4/13/1998   UP1017             384,000          642
Aheer                      Shinda                  14        4/13/1998   UP1018             384,000          642
Baxter                     Sherry                  14        4/13/1998   UP1019             384,000          642
D'Souza                    Rex                     14        4/13/1998   UP1020             384,000          642
Roberts                    Kenneth                 14        4/13/1998   UP1021             384,000          642
Maarsman                   William                 14        4/13/1998   UP1022             384,000          642
Doucette                   Noreen                  14        4/13/1998   UP1023             384,000          642
Sangha                     Harinder                14        4/13/1998   UP1024             384,000          642
Dhaliwhal                  Jugit                   14        4/13/1998   UP1025             384,000          642
Grewal                     Baldev                  14        4/13/1998   UP1026             384,000          642
Kohen                      Brian                   14        4/13/1998   UP1027             384,000          642
Mann                       Gurinder                14        4/13/1998   UP1028             384,000          642
Farrage                    Souhail Abi             14        4/13/1998   UP1029             384,000          642
Johal                      Baljit                  14        4/13/1998   UP1030             384,000          642
Kambo                      Rasphal                 14        4/13/1998   UP1031             384,000          642
Sha                        Jack                    17        4/22/1998   UP1034             500,000          838
Farrill                    Robert                  44        6/16/1998   UP1072             300,000       74,700
Chan                       Mo Ching                44        6/16/1998   UP1073             300,000       74,700
Sarafraz                   Behrooz                 60        7/21/1998   UP1118             150,000        9,850
Sarafraz                   Behrooz                 60        7/21/1998   UP1119              18,000        2,482
TSI Technologies Inc                               62        7/21/1998   UP1121           1,724,138      163,289
Worldwide Wireless Inc                             62        7/21/1998   UP1122           5,275,662      499,644
Olson                      Kenn                    62        7/21/1998   UP1123           1,586,300      150,234



           Last                    First                    Issue                       Shares        Paid-In
           Name                     Name          Lot #      Date      Certificate      Issued        Capital     Services
-----------------------------------------------------------------------------------------------------------------------------
Haffer                     Douglas P               62        7/21/1998   UP1124           1,413,900      133,907
Sarafraz                   Behrooz                 71         8/6/1998   UP1143             150,000       13,243
Sarafraz                   Behrooz                 71         8/6/1998   UP1144              18,000        1,589
Inter-Orient Investments                           77        8/20/1998   WW2017             200,000       19,800
Inter-Orient Investments                           77        8/20/1998   WW2018             200,000       19,800
Inter-Orient Investments                           77        8/20/1998   WW2019             200,000       19,800
Inter-Orient Investments                           77        8/20/1998   WW2020             200,000       19,800
Inter-Orient Investments                           77        8/20/1998   WW2021              50,000        4,950
Inter-Orient Investments                           77        8/20/1998   WW2022              50,000        4,950
Inter-Orient Investments                           77        8/20/1998   WW2023              50,000        4,950
Inter-Orient Investments                           77        8/20/1998   WW2024              50,000        4,950
Inter-Orient Investments                           77        8/20/1998   WW2025             100,000        9,900
Inter-Orient Investments                           77        8/20/1998   WW2026             100,000        9,900
Palisades Financial Ltd                            89        9/21/1998   WW2054             150,000       14,850
Sarafraz                   Behrooz                 89        9/21/1998   WW2055             175,000                   24,225
Sarafraz                   Behrooz                 89        9/21/1998   WW2056              25,000                    3,475
----------------------------------------------------------------------------------------------------
Haffer                     Douglas P               96     10/15/1998     WW2070           1,413,900      133,907
Olsen                      Kenn                    96     10/15/1998     WW2071           1,586,300      150,234
TSI Technologies Inc                               96     10/15/1998     WW2072           1,724,138      163,289
Worldwide Wireless Inc                             96     10/15/1998     WW2073           5,275,662      499,644
Y E N N Asset Management                           96     10/15/1998     WW2074             200,000        9,800
Y E N N Asset Management                           96     10/15/1998     WW2075             200,000        9,800
Y E N N Asset Management                           96     10/15/1998     WW2076             200,000        9,800
Y E N N Asset Management                           96     10/15/1998     WW2077             200,000        9,800
Y E N N Asset Management                           96     10/15/1998     WW2078             300,000       14,700
Y E N N Asset Management                           96     10/15/1998     WW2079             300,000       14,700
Y E N N Asset Management                           96     10/15/1998     WW2080             300,000       14,700
Y E N N Asset Management                           96     10/15/1998     WW2081             100,000        4,900
Y E N N Asset Management                           96     10/15/1998     WW2082             100,000        4,900
Y E N N Asset Management                           96     10/15/1998     WW2083             100,000        4,900
Palisades Financial Ltd                            96     10/15/1998     WW2084              50,000                    2,450
Sarafraz                   Behrooz                 96     10/15/1998     WW2085             450,000                   32,062
Sarafraz                   Behrooz                 96     10/15/1998     WW2086             150,000                   10,696
Funkhauser                 Delbert                 102    10/29/1998     WW2093             200,000        9,800
Sarafraz                   Behrooz                 102    10/29/1998     WW2094             100,000        4,900
Sarafraz                   Behrooz                 102    10/29/1998     WW2095             100,000        4,900
Westchester Management                             107       11/5/1998   WW2103             500,000       34,500
Sarafraz                   Behrooz                 107       11/5/1998   WW2104             100,000                    6,900
Kutcher                    Albert & Francis        107       11/5/1998   WW2105             500,000       24,500
Westchester Management                             110    11/18/1998     WW2109             500,000       49,500
Westchester Management                             113    11/25/1998     WW2113             350,000       31,150
Sarafraz                   Behrooz                 113    11/25/1998     WW2114             175,000                   15,575
Kutcher                    Albert & Francis        118       12/8/1998   WW2121             150,000       12,350
Sarafraz                   Behrooz                 118       12/8/1998   WW2122             450,000                   32,067
Kutcher                    Albert & Francis        127    12/28/1998     WW2141             500,000       76,600
Kutcher                    Albert & Francis        127    12/28/1998     WW2142             300,000       45,950



           Last                    First                    Issue                       Shares        Paid-In
           Name                     Name          Lot #      Date      Certificate      Issued        Capital     Services
-----------------------------------------------------------------------------------------------------------------------------
Kutcher DDS Inc(Albert)                            127    12/28/1998     WW2143              85,650       13,114
Sarafraz                   Behrooz                 127    12/28/1998     WW2144             120,000                    8,546
Sarafraz                   Behrooz                 127    12/28/1998     WW2145             200,000                   14,260
Hartbordt                  Rick                    127    12/28/1998     WW2146             330,000       32,670
Kutcher                    Albert & Francis        142        2/5/1999   WW2194             175,000       18,225
Sarafraz                   Behrooz                 142        2/5/1999   WW2195              28,000                    1,992
Kutcher                    Albert & Francis        151       2/17/1999   WW2215             100,000       15,315
Kutcher                    Albert & Francis        151       2/17/1999   WW2216             200,000       30,650
Kutcher                    Albert & Francis        151       2/17/1999   WW2217             500,000       76,600
Sarafraz                   Behrooz                 151       2/17/1999   WW2218             466,700                   46,203
Sarafraz                   Behrooz                 168       3/23/1999   WW2250              33,300                    3,297
Kutcher                    Albert & Francis        168       3/23/1999   WW2251             500,000       49,500
Allen                      John & Sandra           168       3/23/1999   WW2252             250,000       24,750
Cutter                     Fred A                  168       3/23/1999   WW2253             500,000       49,500
Cutter                     Estate of Mary          168       3/23/1999   WW2254             250,000       24,750
Hartbordt                  Rick                    168       3/23/1999   WW2255             500,000       49,500
Hartbordt                  Rick                    168       3/23/1999   WW2256             500,000       52,000
Hartbordt                  Rick                    168       3/23/1999   WW2257             150,000       15,600
Funkhauser                 Delbert                 168       3/23/1999   WW2258             400,000       41,600
Knapp                      Linton R                170        4/2/1999   WW2261             500,000                   47,000
Knapp                      Linton R IRA            170        4/2/1999   WW2262             300,000                   28,200
Stewart                    Tracey                  170        4/2/1999   WW2263              25,000                    2,350
Crowder                    Brent D                 175       4/21/1999   WW2272             300,000       29,700
Inwald                     Mayel                   175       4/21/1999   WW2273              50,000        4,950
Allen                      John & Sandra           175       4/21/1999   WW2274             250,000       24,750
TSI Technologies Inc                               184        5/6/1999   WW2292           2,593,744      245,647
Worldwide Wireless Inc                             184        5/6/1999   WW2293           8,969,355      849,465
Haffer                     Doug                    184        5/6/1999   WW2294           2,403,234      227,604
Olsen                      Kenn                    184        5/6/1999   WW2295           3,033,660      287,310
Corporate Architechs                               191       5/14/1999   WW2321             600,000                   56,400
Kutcher                    Albert & Francis        191       5/14/1999   WW2322             695,000       43,355
Cutter                     Fred A                  191       5/14/1999   WW2323             400,000       48,100
Hartbordt                  Rick                    198       5/25/1999   WW2342             200,000       11,800
Hartbordt                  Rick                    198       5/25/1999   WW2343             500,000       60,100
Crowder                    Brent D                 198       5/25/1999   WW2344             300,000       14,700
Crowder                    Brent D                 198       5/25/1999   WW2345             500,000       60,125
Nishimura                  Steven                  198       5/25/1999   WW2346               5,000          605
Kagawa                     Seigo                   198       5/25/1999   WW2347               5,000          605
Niitani                    George                  198       5/25/1999   WW2348               5,000          605
Kogima                     Glen                    198       5/25/1999   WW2349               5,000          605
Matsunaga                  Richard S               198       5/25/1999   WW2350              10,000        1,210
Sakaguchi                  Ryan                    198       5/25/1999   WW2351              10,000        1,210
Miyake                     Ray T                   198       5/25/1999   WW2352              10,000        1,210
Kamishita                  Haruko                  198       5/25/1999   WW2353              10,000        1,505
Kakuda                     Douglas                 198       5/25/1999   WW2354              10,000        1,505
Azeka                      James                   198       5/25/1999   WW2355              10,000          590


           Last                    First                    Issue                       Shares        Paid-In
           Name                     Name          Lot #     Date      Certificate       Issued        Capital     Services
----------------------------------------------------------------------------------------------------------------------------
Kutcher                    Libbie                  198       5/25/1999   WW2356             275,000       33,075
Cutter                     Fred A                  198       5/25/1999   WW2357             400,000       32,950
Kindsley Living Tr                                 198       5/25/1999   WW2358             225,000       27,055
Sarafraz                   Mario                   198       5/25/1999   WW2359              50,000        4,120
Sarafraz                   Afsaneh                 198       5/25/1999   WW2360              50,000        6,010
Kutcher                    Albert & Francis        198       5/25/1999   WW2361             300,000       14,700
Sarafraz                   Behrooz                 198       5/25/1999   WW2362              85,000       12,815
Eberhart                   Peter                   198       5/25/1999   WW2363              10,000        1,505
Hirano                     Elaine Living Tr        198       5/25/1999   WW2364               5,000          755
Eberhart                   Peter                   198       5/25/1999   WW2365             760,000       91,540
Sturm                      Dagmar & Tolzer         198       5/25/1999   WW2366             740,000       89,260
Hopkins                    Terry                   198       5/25/1999   WW2367              30,000        3,120
Cutter                     John                    198       5/25/1999   WW2368           1,000,000      120,245
Corporate Solutions LLC                            201       5/28/1999   WW2374             750,000                  299,250

                  TOTAL 5/31/99                                                          68,753,643    5,455,637     637,430

Hartbrodt                  Rick                    215    6/29/1999      ww2431            700,000       303,800
Hartbrodt                  Rick                    215    6/29/1999      ww2432            200,000        86,800
Hartbrodt                  Rick                    215    6/29/1999      ww2433            100,000        43,400
Kutchner                   Albert & Frances        221    7/22/1999      ww2447              80,000                      -80
Taniguchi                  Baker T.                224    7/28/1999      ww2457              70,000       30,380
Sarafraz                   Behrooz                 224    7/28/1999      ww2458              10,000                    4,340
Kutchner                   Albert & Frances        239    8/25/1999      ww2490              50,000                      -50
Cutter                     John & Marcia           239    8/25/1999      ww2491              63,500       27,561
Allen                      Sandra                  239    8/25/1999      ww2492               1,500          648
Kutchner                   Albert & Frances        255    9/30/1999      ww2532             100,000       43,400
Kutchner                   Albert & Frances        255    9/30/1999      ww2533             280,000      121,520
Kutchner Retirement        Albert                  255    9/30/1999      ww2534             425,300      184,575
McCleary                   Partick                 258    10/7/1999      ww2541            350,000       107,550

Total 6/1 - 9/30/1999                                                                     2,430,300      949,634       4,210
Total at 9/30/1999                                                                       71,183,943    6,405,271     641,640



Sarafraz                   Behrooz                 258    10/7/1999      ww2540             120,000
Manoj Associates                                   261    10/18/1999     ww2552             120,000
Manoj Associates                                   262    10/21/1999     ww2554             150,000
Manoj Associates                                   270    11/3/1999      ww2566             100,000
Manoj Associates                                   273    11/8/1999      ww2569             100,000
Manoj Associates                                   274    11/10/1999     ww2570              80,000
Manoj Associates                                   281    11/15/1999     ww2584              90,000
Manoj Associates                                   285    11/19/1999     ww2589             383,000
Botaitis                   Nick                    295       12/9/1999   ww2609             163,957
Saul                       Idede                   295       12/9/1999   ww2610              25,000


           Last                    First                    Issue                       Shares        Paid-In
           Name                     Name          Lot #     Date      Certificate       Issued        Capital     Services
-----------------------------------------------------------------------------------------------------------------------------
Chavez                     Jason                   295       12/9/1999   ww2611              75,000
Gold                       Kenneth                 295       12/9/1999   ww2612              12,500
Joves                      Jordan                  295       12/9/1999   ww2613              25,000
Sarafraz                   Afsaneh                 295       12/9/1999   ww2614              25,000
Sarafraz                   Mario                   295       12/9/1999   ww2615              25,000
Sarafraz                   Behrooz                 295       12/9/1999   ww2616               7,500
Manoj Associates                                   296    12/10/1999     ww2617             295,000
Manoj Associates                                   309    12/30/1999     ww2643             364,000
Arneson                    Walter Daniel           310    12/31/1999     ww2644             454,545

Total 10/1 - 12/31/1999                                                                   2,615,502            0           0
Total at 12/31/1999                                                                      73,799,445    6,405,271     641,640


Hubbert                    Joseph                  323       1/19/2000   ww2664              16,000
Ridge Capital Associates                           325       1/20/2000   ww2675             833,000
BSMC Money Purchase Pension Plan                   327       1/21/2000   ww2677             500,000
Sarafraz                   Behrooz                 327       1/21/2000   ww2678             250,000
Pohl                       Daryl                   329       1/26/2000   ww2681             840,000
Pohl                       Daryl                   329       1/26/2000   ww2682             560,000
BSMC Money Purchase Pension Plan                   331       1/27/2000   ww2684             250,000
Diamond                    Harold                  332       1/28/2000   ww2685             100,000

Total                                                                              77,148,445



b)       No underwriters were used in connection with the issuances any shares or options.  The class of persons to whom we issued shares were:

                1.       Accredited;
                2.       Employees, Directors, and Private Investors.

c) Sales commissions and finders fees were paid to various entities that were not registered broker-dealers. The transactions and the types and amounts of consideration received by the Company were:

                1.       Cash
                2.       Services

     d) The Company is claiming an exemption under Rule 506 of the Securities Act of 1933, as amended.

Item 27. EXHIBITS

ITEM (601)                          DOCUMENT                                PAGE

3.1      Articles of Incorporation,

3.2      Amendment to Articles of Incorporation filed

3.3      Amendment to Articles of Incorporation filed

3.4      By-laws

5. Opinion of Evers & Hendrickson, LLP with respect to the legality of the shares being registered

10.1 Lease Agreement Between World Wide Wireless Communications, Inc. and Shekinah Network

10.2     South Bend Mmds Lease Agreement

10.3 Lease Agreement Between World Wide Wireless Communications, Inc. And Shekinah Network Vail, Colorado

10.4 Lease Agreement Between World Wide Wireless Communications, Inc. And Shekinah Network Aspen, Colorado

10.5 Lease Agreement Between World Wide Wireless Communications, Inc. And Shekinah Network Casper, Wyoming

10.6 Lease Agreement Between World Wide Wireless Communications, Inc. And Shekinah Network Grand Rapids, Michigan

10.7 Lease Agreement Between World Wide Wireless Communications, Inc. And Shekinah Network La Grande, Oregon

10.8 Lease Agreement Between World Wide Wireless Communications, Inc. And Shekinah Network Pierre, South Dakota

10.9 Lease Agreement Between World Wide Wireless Communications, Inc. And Shekinah Network Ukiah, California

23.1     Consent of Evers & Hendrickson, LLP

23.2     Consent of Reuben E. Price & Co.


Item 28.  UNDERTAKINGS

a)       The Registrant hereby undertakes that it will:

         1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

                  (iii)    Include   any   additional   or   changed    material
                           information on the plan of distribution.

         2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the bona fide offering.

         3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.





                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe the registrant meets all of the requirements of filing on Form SB-2 and authorized this registration statement (pre-effective amendment no. 2) to be signed on its behalf by the undersigned on March 22, 2000.

                                       World Wide Wireless Communications, Inc.

By:________________________            By:_________________________________
         Wayne Caldwell                    Douglas P. Haffer
         Vice President                    President and Chief Executive Officer

         In accordance with the requirements of the Securities Act of 1933, this registration statement (pre-effective amendment no. 2) has been signed by the following persons in the capacities and on the dates indicated.

Signature                           Title                         Date
---------                           -----                         ----

________________________   President & CEO & Chairman         March 22, 2000
Douglas P. Haffer

________________________   Vice President and Director        March 22, 2000
Wayne Caldwell

________________________   Vice President and Director        March 22, 2000
Dana Miller